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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Lawrence S. Hershfield	Hawaiian Holdings, Inc.
Chairman of the Board of Directors	3375 Koapaka Street, Suite G-350
Honolulu, HI 96819

April 19, 2011

To Our Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc., which will be held at The Hilton Hawaiian Village Beach Resort and Spa, 2005 Kalia Road, Honolulu, HI 96815, on Tuesday, May 31, 2011, at 10:00 AM, local time.

        The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

        Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 4, 2011 will be entitled to notice of and to vote at the Annual Meeting.

        Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the attached Proxy Statement under "Restriction on Foreign Ownership of Voting Stock" and included on the proxy card.

        Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield
Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc. (the "Company") will be held at The Hilton Hawaiian Village Beach Resort and Spa, 2005 Kalia Road, Honolulu, HI 96815, on Tuesday, May 31, 2011, at 10:00 AM, local time, to consider and act upon the following matters:

  1.
  To elect seven directors from among the nominees described in the Proxy Statement;

  2.
  To ratify Ernst & Young LLP as the Company's independent registered public accounting firm;

  3.
  To approve the material terms of the Company's 2006 Management Incentive Plan for purposes of qualifying under Internal Revenue Code Section 162(m);

  4.
  To hold a non-binding vote on executive compensation;

  5.
  To hold a non-binding vote on the frequency of executive compensation votes; and

  6.
  To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.

        Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 4, 2011, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the accompanying Proxy Statement under "Restriction on Foreign Ownership of Voting Stock" and included on the proxy card.

        Your Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission in 2008. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company's Secretary, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors,

Hoyt H. Zia
Secretary

Dated: April 19, 2011

Your vote is important. To vote your shares, please follow the instructions in the
Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 19, 2011.

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, May 31, 2011

        We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Hawaiian Holdings, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders, which will be held at the Hilton Hawaiian Village Beach Resort and Spa, 2005 Kalia Road, Honolulu, HI 96815, on Tuesday, May 31, 2011, at 10:00 AM, local time, and any and all adjournments or postponements thereof (collectively, the "Annual Meeting"). We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting. We are mailing a Notice of Internet Availability of Proxy Materials (the "Notice") and are making this Proxy Statement and the proxy card available to stockholders of record entitled to vote at the Annual Meeting beginning on or about April 19, 2011. As used herein, unless the context requires otherwise, the terms "Holdings", "Company", "we", "our", and "us" refer only to Hawaiian Holdings, Inc., and the term "Hawaiian" refers only to Hawaiian Airlines, Inc., Holdings' primary operating subsidiary.

GENERAL INFORMATION

Important Notice Regarding Availability of Proxy Materials

        This Proxy Statement and our Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/ha.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. Accordingly, we are mailing the Notice to stockholders on or about April 19, 2011. All stockholders will have the ability to access via the Internet the proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2010. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.

        On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on the Internet. These proxy materials will be available free of charge.

        If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, attn: Hoyt Zia. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.

Solicitation of Proxies

        Our Board of Directors is soliciting the enclosed proxy.

        We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the "Common Stock"), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice and proxy materials and stockholder questionnaires to the beneficial owners.

Record Date, Quorum and Voting Requirements

        Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the "Special Preferred Stock") at the close of business on April 4, 2011 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were approximately 50,401,670 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) and the non-binding vote on the frequency of executive compensation votes (Proposal No. 5) require a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. The other proposals require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the NASDAQ Global Market ("NASDAQ") under the symbol "HA."

        Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See "Restriction on Foreign Ownership of Voting Stock." Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the seven director nominees named in this Proxy Statement, FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, FOR the approval of the material terms of the 2006 Management Incentive Plan (the "2006 Incentive Plan") for purposes of qualifying under Internal Revenue Code Section 162(m), FOR the proposal to approve executive compensation by non-binding vote, and FOR the recommendation of the frequency of executive compensation votes. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors or on the proposal to recommend, by non-binding vote, the frequency of executive compensation votes for a vote every one, two or three years. If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP, the proposal for the approval of the material terms of the 2006 Incentive Plan for purposes of qualifying under Internal Revenue Code Section 162(m), or the proposal to approve executive compensation by non-binding vote, your abstention will have the same legal effect as a vote "against" such proposal or proposals.

        Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to certain "discretionary" items, but will not be allowed to vote the shares with respect to certain "non-discretionary" items. The ratification of Ernst & Young LLP as the Company's independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1), approval of the material terms of the 2006 Incentive Plan for purposes of qualifying under Internal Revenue Code Section 162(m) (Proposal No. 3), approval of the non-binding vote on executive compensation (Proposal No. 4), and approval of the non-binding vote on the frequency of executive compensation votes (Proposal

No. 5) are "non-discretionary" items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1), the ratification of the auditors (Proposal No. 2), the approval of the material terms of the 2006 Incentive Plan for purposes of qualifying under Internal Revenue Code Section 162(m) (Proposal No. 3), the non-binding vote on executive compensation (Proposal No. 4), or the non-binding vote on the frequency of executive compensation votes (Proposal No. 5).

Restriction on Foreign Ownership of Voting Stock

        Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 USC secs. 40102(a)(15), 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.

        Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a stockholder questionnaire (included on the proxy card) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder's stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.

Special Preferred Stock Designees

        As described in greater detail in the section below entitled "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock," the International Association of Machinists and Aerospace Workers (the "IAM"), the Association of Flight Attendants (the "AFA") and the Air Line Pilots Association (the "ALPA") (collectively, the "Unions") hold one share of the Company's Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a "Special Preferred Stock Designee"). Mr. Samson Poomaihealani is the IAM's designee to the Board of Directors, Mr. William S. Swelbar is the AFA's designee to the Board of Directors and Mr. Brian E. Boyer is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Dissenters' Rights

        Under Delaware law, you are not entitled to any dissenters' rights with respect to the election of directors described in this Proxy Statement.

Revocability of Proxy

        Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of our Board Committees, is available on the Investor Relations section of our website at http://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding any amendment to, or waiver from, a provision of our Code of Ethics with respect to directors and executive officers, by posting such information on our website, at the address and location specified above.

Board Independence

        The Governance and Nominating Committee and the Board of Directors assess the independence of the directors at least annually. The assessment is based upon the applicable NASDAQ listing standards, the federal securities laws and the regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of the applicable NASDAQ listing standards and the SEC's director independence standards. The independent directors are named below under "Election of Directors."

Board Leadership Structure

        Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company's President and CEO. When Mr. Dunkerley, who succeeded Mr. Hershfield as CEO, was appointed, we determined that it was in the Company's best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended By-Laws and corporate governance guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for facilitating communication between management and the Board of Directors, and representing Board member views to management, among other things.

Role of Board in Risk Oversight

        Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Audit Committee constituted a Risk Oversight Committee and approved an enterprise risk management program in August 2010 to enhance the existing risk management systems and processes and to further strengthen the Board's ability to identify, assess, and mitigate risks on a Company-wide basis.

        Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the quarterly Board meetings and participates in strategic planning sessions with the Board to discuss strategies, key challenges, and risks and opportunities for the Company. Our Board committees also assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Executive Committee meets regularly to review the progress of and provide guidance to management related to decisions that have been delegated to the Executive Committee by the Board.

Meetings of the Board and Committees

        The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee has a committee charter developed under the leadership of its committee chair. Copies of the committee charters are available on the Company's website at http://www.hawaiianairlines.com.

        The Board of Directors held five formal meetings and did not act by unanimous written consent during the year ended December 31, 2010. Each director attended at least 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend except for Crystal K. Rose who attended two out of four Governance and Nominating Committee meetings. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are encouraged to attend each annual meeting of stockholders in person. All 11 of our then-current directors attended the 2010 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

        Members acting on the committees of the Board of Directors during the year were:

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Executive Committee
Gregory S. Anderson	Chair		Member
L. Todd Budge	Member	Member
Donald J. Carty	Member	Member		Member
Mark B. Dunkerley				Member
Lawrence S. Hershfield				Chair
Bert T. Kobayashi, Jr.	Member	Member	Chair
Crystal K. Rose		Chair	Member	Member

Audit Committee

        We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors and the independence, qualifications and performance of the independent registered public accounting firm and pre-approve services provided by the independent registered public accounting firm. The Board of Directors has determined that Mr. Anderson and Mr. Carty satisfy the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an "audit committee financial expert" on the Audit Committee. The Audit Committee met eight times in 2010 and acted by unanimous written consent one time during 2010. The report of the Audit Committee is included on page 55 of this Proxy Statement.

Compensation Committee

        The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers' compensation based on the evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of NASDAQ. The Compensation Committee met seven times in 2010 and acted by unanimous written consent one time during 2010. The report of the Compensation Committee is included on page 34 of this Proxy Statement.

Governance and Nominating Committee

        The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.

        The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process attached as Exhibit A to the Governance and Nominating Committee charter, the Board and Governance and Nominating Committee do give consideration to assuring that the Board, as a whole, adequately reflects the diversity of the Company's constituencies and the communities in which the Company conducts its business. Diversity, as well as such other factors described above, are reviewed in the context of an assessment of the perceived needs of the Board or a Board committee at a particular point in time. As a result, the priorities and emphasis of the Board and the Governance and Nominating Committee may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective Board members.

        The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section entitled "Stockholder Proposals," stockholders should submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to the Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person. We do not pay any fees to any third parties for assisting us with nominations and evaluations of candidates for director, nor do we obtain such services from third parties.

        The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met four times in 2010 and acted by unanimous written consent one time during 2010.

Executive Committee

        The Executive Committee is empowered to act for the full Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met seven times in 2010 and did not act by unanimous written consent in 2010.

Executive Sessions of the Board of Directors

        The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is rotated among the independent directors.

Communications with the Board of Directors

        Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company's Corporate Secretary and submitted as appropriate to the Board or individual directors, as the case may be, on a periodic basis.

Compensation of Directors

        As of January 1, 2010, under the Company's policy for directors, each non-employee director receives an annual retainer of $45,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends telephonically, in each case, for meetings attended in excess of eight meetings (whether in-person or via telephone) during the twelve month period beginning June 1 of each year. The Chairman of the Board of Directors receives an annual retainer of $50,000, the chair of the Audit Committee receives an annual retainer of $15,000, the chair of the Compensation Committee receives an annual retainer of $10,000 and the chair of the Governance and Nominating Committee receives an annual retainer of $6,000. The members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee receive an annual retainer of $5,000.

        The non-employee directors receive an annual automatic equity grant, commencing with the 2010 annual meeting of stockholders, on the date of each annual stockholders meeting equal to that number of stock units determined by dividing $60,000 by the trailing volume weighted average price of the Company's Common Stock over the 20 consecutive trading days ending on the trading day prior to the date of grant (the 2010 annual equity grant was determined by dividing $60,000 by the closing price of the Company's Common Stock on the date of the 2010 annual stockholders meeting), vesting 100% on the day prior to the following year's regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company's standard form of non-employee director stock award agreement.

        Effective in January 2011, the non-employee directors were each granted lifetime positive space flight benefits, up to a maximum of $15,000 per year based upon the fair market value ticket value in any year, upon retiring from the Board of Directors following (i) completion of at least ten years of board service or

(ii) completion of at least five years of board service and having reached age 70. Messrs. Hershfield and Jenson, in light of their services and contributions to the Company, have been deemed to have satisfied all vesting requirements so that they will receive the lifetime positive space flight benefits, up to a maximum of $15,000 per year based upon the fair market value ticket value in any year, upon their retirement from the Board.

        The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2010 to the individuals serving on the Board of Directors in 2010:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Gregory S. Anderson	65,000	60,003	—	3,880(4)	128,883
Brian E. Boyer(5)	7,500	—	20,300	1,488(6)	29,288
L. Todd Budge	55,000	60,003	—	8,892(7)	123,895
Donald J. Carty	55,000	60,003	—	—	115,003
Lawrence S. Hershfield	95,000	60,003	—	13,724(8)	168,727
Randall L. Jenson	45,000	60,003	—	5,590(9)	110,593
Sean Kim(10)	18,750	—	—	13,035(11)	31,785
Bert T. Kobayashi, Jr.	61,000	60,003	—	17,069(12)	138,072
Samson Poomaihealani(13)	30,000	60,003	21,350	1,589(14)	112,942
Crystal K. Rose	60,000	60,003	—	31,794(15)	151,797
William S. Swelbar	45,000	60,003	—	—	105,003
Duane E. Woerth(16)	37,500	60,003	—	494(17)	97,997

 Supplemental Director Compensation Table—Outstanding Stock Awards

Name(1)	Aggregate Stock Award Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value ($)
Gregory S. Anderson	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
L. Todd Budge	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
Donald J. Carty	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
Lawrence S. Hershfield	28,811	5/26/2010	8,811	60,003
		5/27/2009	10,000	51,200
		5/20/2008	10,000	70,500
Randall L. Jenson	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
Sean Kim(10)	4,801	5/20/2008	4,801	33,847
Bert T. Kobayashi, Jr.	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
Samson Poomaihealani(13)	8,811	5/26/2010	8,811	60,003
Crystal K. Rose	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
William S. Swelbar	23,211	5/26/2010	8,811	60,003
		5/27/2009	7,200	36,864
		5/20/2008	7,200	50,760
Duane E. Woerth(16)	2,400	5/27/2009	2,400	12,288

 Supplemental Director Compensation Table—Outstanding Options

Name(1)	Aggregate Option Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value ($)
Gregory S. Anderson	9,999	5/30/2007	6,666	12,465
		5/31/2006	3,333	6,499
Brian E. Boyer(5)	5,000	11/16/2010	5,000	20,300
L. Todd Budge	25,000	5/30/2007	10,000	18,700
		5/31/2006	15,000	29,250
Donald J. Carty	5,000	4/8/2008	5,000	19,600
Lawrence S. Hershfield	150,000	5/30/2007	15,000	28,050
		5/31/2006	15,000	29,250
		12/19/2005	100,000	203,685
		8/10/2005	20,000	52,800
Randall L. Jenson	110,000	5/30/2007	10,000	18,700
		5/31/2006	10,000	19,500
		12/19/2005	75,000	152,764
		8/10/2005	15,000	39,600
Sean Kim(10)	3,333	5/30/2007	3,333	6,233
Bert T. Kobayashi, Jr.	14,999	5/30/2007	6,666	12,465
		5/31/2006	3,333	6,499
		8/10/2005	5,000	13,200
Samson Poomaihealani(13)	5,000	5/25/2010	5,000	21,350
Crystal K. Rose	25,000	5/30/2007	10,000	18,700
		5/31/2006	15,000	29,250
William S. Swelbar	15,000	5/30/2007	10,000	18,700
		11/16/2005	5,000	10,650
Duane E. Woerth(16)	5,000	5/27/2009	5,000	15,900

(1)
Mark B. Dunkerley is not included in the table because he is also a named executive officer in the Summary Compensation Table below. He receives no additional compensation for his service as one of our directors.

(2)
Represents the grant date fair value of deferred stock units granted to each director in 2010, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 11 to our consolidated financial statements for the year ended December 31, 2010 in Hawaiian Holdings' 2010 Annual Report on Form 10-K, as filed with the SEC on February 11, 2011, for further discussion related to the assumptions used in our valuation.

(3)
Represents the grant date fair value of stock options granted to each director in 2010, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 11 to our consolidated financial statements for the year ended December 31, 2010 in Hawaiian Holdings' 2010 Annual Report on Form 10-K, as filed with the SEC on February 11, 2011, for further discussion related to the assumptions used in our valuation. Subject to the directors' continued service, these options vest equally over three years from the grant date. Additional information regarding each director's outstanding stock options appears in the supplemental table above.

(4)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $2,346 and (ii) tax reimbursements in the amount of $1,534.

(5)
Mr. Boyer was appointed to the Board of Directors on November 16, 2010.

(6)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $825 and (ii) tax reimbursements in the amount of $663.

(7)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $5,335 and (ii) tax reimbursements in the amount of $3,557.

(8)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $7,610 and (ii) tax reimbursements in the amount of $6,114.

(9)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $3,100 and (ii) tax reimbursements in the amount of $2,490.

(10)
Mr. Kim ceased serving as a member of our Board of Directors on May 25, 2010.

(11)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $7,039 and (ii) tax reimbursements in the amount of $5,996.

(12)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $9,217 and (ii) tax reimbursements in the amount of $7,852.

(13)
Mr. Poomaihealani was appointed to the Board of Directors on May 25, 2010.

(14)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $908 and (ii) tax reimbursements in the amount of $681.

(15)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $19,016 and (ii) tax reimbursements in the amount of $12,778.

(16)
Mr. Woerth ceased serving as a member of our Board of Directors on October 15, 2010.

(17)
Represents (i) personal travel on our flights in 2010 with an estimated fair value of $321 and (ii) tax reimbursements in the amount of $173.

 PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The Board of Directors currently consists of eleven directors, ten of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson, Mr. Brian E. Boyer, Mr. L. Todd Budge, Mr. Donald J. Carty, Mr. Lawrence S. Hershfield, Mr. Randall L. Jenson, Mr. Bert T. Kobayashi, Jr., Mr. Samson Poomaihealani, Ms. Crystal K. Rose and Mr. William S. Swelbar are independent as defined by the NASDAQ listing standards and the applicable rules of the SEC.

        Seven directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Hershfield, Mr. Mark B. Dunkerley, Mr. Anderson, Mr. Budge, Mr. Jenson, Mr. Kobayashi and Ms. Rose for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee's biographical information below.

        Current director Donald J. Carty is not standing for re-election. The Board of Directors intends to decrease the size of the Board of Directors to ten prior to the Annual Meeting. At such time as new director candidate(s) have been identified, the Board intends to increase the number of authorized directors accordingly.

        As described in greater detail in the section below entitled "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock," the IAM, the AFA and the ALPA hold one share of the Company's Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Samson Poomaihealani is the IAM's designee to the Board of Directors, Mr. William S. Swelbar is the AFA's designee to the Board of Directors and Mr. Brian E. Boyer is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors

        Other than Donald J. Carty, who is not standing for re-election, the name, age, present principal occupation or employment and five-year employment history of each of our directors is set forth below. Each of the persons listed below is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Name	Age	Position(s)
Lawrence S. Hershfield	54	Chair of the Board of Directors
Mark B. Dunkerley	47	Director, President and Chief Executive Officer
Gregory S. Anderson	54	Director
L. Todd Budge	51	Director
Randall L. Jenson	42	Director
Bert T. Kobayashi, Jr.	71	Director
Crystal K. Rose	53	Director
Special Preferred Stock Designees:
Samson Poomaihealani	68	Director (IAM Designee)
William S. Swelbar	52	Director (AFA Designee)
Brian E. Boyer	65	Director (ALPA Designee)

        Lawrence S. Hershfield.    Mr. Hershfield has been the Chair of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and President of RC Aviation Management, LLC ("RC Aviation Management"), the managing member of RC Aviation LLC ("RC Aviation"). He is also Chairman of the Board of Premier Entertainment Biloxi, LLC, which owns the Hard Rock Hotel and Casino in Biloxi, MS, and serves as an advisor to the Board of Berkadia Commercial Mortgage Servicing Inc., the third-largest commercial mortgage servicer in the U.S., owned by a joint venture of Berkshire Hathaway Inc. and Leucadia National Inc. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and recently was appointed to the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield serves as Chair of the Executive Committee of the Board of Directors. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its CEO and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.

        Mark B. Dunkerley.    Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Holdings from February 2003 until he resigned the positions at Holdings following Hawaiian's Chapter 11 filing and the appointment of the bankruptcy trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which provides strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including his last position as senior vice president for British Airways' Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley serves on the Board of Directors of the Hawaii Visitors and Convention Bureau, Hawaii Business Roundtable, the Chamber of Commerce of Hawaii and the Air Transport Association of America, Inc. Mr. Dunkerley received a Bachelor's of Science in Economics from the London School of

Economics (1984) and a Master's degree in Air Transportation Economics from the Cranfield Institute of Technology (1985). Mr. Dunkerley serves as a member of the Executive Committee of the Board of Directors. Mr. Dunkerley's day to day leadership of the Company in his role as CEO allows him to contribute to the Board a deep understanding of the Company's operations and of the challenges and opportunities facing our business.

        Gregory S. Anderson.    Mr. Anderson was originally appointed as a member of our Board of Directors in July 2004. Mr. Anderson is currently CEO of Legacy Senior Housing and Development Company, a developer and owner of senior residential facilities. From 2004 to 2007, Mr. Anderson had been Chief Executive Officer and President of Bank of Arizona, N.A., a commercial bank located in Phoenix, Arizona. From 1998 to 2002, he was Chief Executive Officer and President of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was general manager of El Dorado Investment Company, Arizona's then largest venture capital company. Mr. Anderson serves on numerous boards of both public and private companies. Currently, Mr. Anderson is the lead outside director of Sun Healthcare Group, Inc. and serves as a director on several civic boards. From 1994 to 2009, he was a director of Bank of Arizona, N.A. Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson serves as Chair of the Audit Committee, and as a member of the Governance and Nominating Committee of the Board of Directors. Mr. Anderson's experience as the CEO of numerous companies gives him insight into the challenges facing our management, his finance background and expertise allow him to provide effective leadership to our Audit Committee, and his experience as a member of a number of public and private company Boards of Directors makes him a valuable member of our Governance and Nominating Committee.

        L. Todd Budge.    Mr. Budge has been a member of our Board of Directors since June 2006. Since January 2009, Mr. Budge has been the Chairman of the Board of Tokyo Star Bank, Limited ("Tokyo Star Bank") and has been a director of Tokyo Star Bank since March 2002. From June 2003 to December 2008 he was President and Chief Executive Officer of Tokyo Star Bank. From March 2002 to May 2003, he was the Chief Operating Officer of Tokyo Star Bank. Prior to joining Tokyo Star Bank, Mr. Budge held executive positions at General Electric Capital and Citibank in both the U.S. and Japan, and in consulting with Bain & Co. in Japan. Mr. Budge has a B.S. in Economics from Brigham Young University (1984). Mr. Budge serves as a member of the Audit Committee and Compensation Committee of the Board of Directors. Mr. Budge benefits the Board of Directors, Audit Committee and Compensation Committee due to his extensive experience in the financial industry as Chairman of the Board and former executive of Tokyo Star Bank, as well as his prior executive positions with General Electric Capital and Citibank.

        Randall L. Jenson.    Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2004. He resigned as Secretary effective as of July 2005 and as Chief Financial Officer and Treasurer as of November 2005. He is co-founder and President of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies. Since June 2004, he has been the Vice President and Secretary of RC Aviation Management, the managing member of RC Aviation. From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002, and from May 1997 to August 1999 he served as Senior Vice President. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from Harvard University Graduate School of Business Administration (1997). Mr. Jenson's familiarity with our business from his prior service as our CFO and Treasurer, allows him to contribute to the Board a valuable perspective on the financial operations of our business.

        Bert T. Kobayashi, Jr.    Mr. Kobayashi has been a member of our Board of Directors since December 2004. Mr. Kobayashi is senior partner of the law firm of Kobayashi Sugita & Goda in Honolulu, Hawaii. He currently is a director of First Hawaiian Bank (1974 to present) where he serves on the Executive Committee, BancWest Corporation (1998 to present) where he serves on the Audit Committee, Friends of Hawaii Charities, Inc. (2010 to present) where he serves on the Executive Committee, and 'Ahahui Koa Anuenue (July 2002 to June 2009 and July 2010 to present), the non-profit fundraising partner of the University of Hawai'i at Manoa Athletics Department, where he serves on the Executive Committee. Mr. Kobayashi also was a member of the Board of Directors of Western Airlines (from 1976 to 1986, when it was sold to Delta Air Lines) and on the Board of Directors of Schuler Homes (from 1992 to 2001, when it merged with Western Pacific). He formerly sat as chairman of the State of Hawaii Judicial Selection Commission. Mr. Kobayashi has a J.D. from the University of California, Hastings College of Law (1965) and a B.A. from Gettysburg College (1962). Mr. Kobayashi serves as a member of the Audit Committee and the Compensation Committee, and as Chair of the Governance and Nominating Committee of the Board of Directors. Mr. Kobayashi's legal expertise as a senior partner at the law firm of Kobayashi Sugita & Goda, his membership on the Board of Directors of First Hawaiian Bank and the Board of Directors and Audit Committee of BancWest Corporation, and his extensive experience in the airline industry, makes him an experienced and skilled advisor to our Board of Directors, Audit Committee, Compensation Committee and Governance and Nominating Committee.

        Crystal K. Rose.    Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Deaver Lung Rose & Holma (1986 through present). Ms. Rose is currently a director of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the audit, compensation and governance and nominating committee of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co, Ltd. Ms. Rose also serves on several civic boards. Ms. Rose serves as Chair of the Compensation Committee and as a member of the Governance and Nominating Committee and the Executive Committee of the Board of Directors. Ms. Rose has a J.D. from the University of California, Hastings College of Law (1982) and a B.S. from Willamette University (1979). Ms. Rose's legal experience, as a partner with Bays Deaver Lung Rose & Holma, as well as her experience previously as a director of each of Central Pacific Financial Corp. and Central Pacific Bank, allow her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE SEVEN DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

Special Preferred Stock Designees

        Samson Poomaihealani.    Mr. Poomaihealani has been a member of our Board of Directors since May 2010. He previously served on the board of HAL, Inc., predecessor of Hawaiian Holdings, Inc., from 1990 to 2004. He was the chief contract negotiator and Assistant General Chairman of the Airline Machinists District 141 of the IAM from 1987 through 2001 and was an Executive Board member of the IAM District Lodge 141 from 1985 to 2001. He also served as President and Executive Board member of the IAM Local Lodge 1979 from 1985 to 1988, and as the IAM Grand Lodge Representative Transportation Territory from 2001 to 2009. Mr. Poomaihealani is the IAM's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

        William S. Swelbar.    Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology's International Center for Air Transportation. Prior to his MIT appointment, Mr. Swelbar enjoyed a 25-year consulting career specializing in distressed labor negotiations and regulatory issues governing air transport. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and has an M.B.A. from The George

Washington University (1988). Mr. Swelbar is the AFA's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

        Brian E. Boyer.    Mr. Boyer has been a member of our Board of Directors since November 2010. He is Chairman of the Board of Planes of Fame Air Museum (August 2008 to present), where he also serves as Interim General Manager (May 2010 to present). From 1999 to September 2008, Mr. Boyer served as a management consultant to Planes of Fame Air Museum, Cerritos College, Advanced Metal Forming Technologies and Paramount Saw Corporation. From 1993 to 1998, he worked with Northrop Grumman Corp., holding positions of Vice President of Aircraft Product Support, President of Northrop Grumman Field Support Services, Inc. and President of Northrop International Aircraft, Inc. From 1986 to 1993, Mr. Boyer held various executive assignments in Northrop Corporation's Aircraft Division, including responsibility for Manufacturing Operations, Materiel, Long Range and Operational Master Planning, and Program Management. He previously held various technical and management assignments in engineering and systems development in the Aircraft Division, having started with Northrop in 1969. Mr. Boyer has previously served on the board of directors for Vought Aircraft Corporation, Northrop World Wide Aircraft Services, Inc., Northrop International Aircraft, Inc., and Northrop Grumman Field Support Services, Inc. He graduated from the Harvard Business School's Advanced Management Program (1993) and holds a B.S. in Aircraft Maintenance Engineering from Northrop Institute of Technology (1969). He also earned an Operations Management Certificate from the University of California, Los Angeles (1977), and is a graduate of the Managerial Policy Institute, University of Southern California (1981). Mr. Boyer is the ALPA's designee to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock."

 EXECUTIVE OFFICERS

        The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.

Name	Age	Position(s)
Mark B. Dunkerley	47	President and Chief Executive Officer of Holdings and Hawaiian
Peter R. Ingram	44	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian
David J. Osborne	55	Executive Vice President and Chief Information Officer of Hawaiian
Barbara D. Falvey	52	Senior Vice President—Human Resources of Hawaiian
Charles R. Nardello	58	Senior Vice President—Operations of Hawaiian
Glenn G. Taniguchi	68	Senior Vice President—Marketing and Sales of Hawaiian
Hoyt H. Zia	57	Secretary of Holdings and Senior Vice President, General Counsel and Corporate Secretary of Hawaiian

        The following is information with respect to the Company's executive officers who are not also directors of the Company:

        Peter R. Ingram.    Mr. Ingram became the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian effective as of November 16, 2005. Mr. Ingram had worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for 11 years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance-related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).

        David J. Osborne.    Mr. Osborne became Hawaiian's Senior Vice President and Chief Information Officer on May 16, 2005 and was promoted to Executive Vice President and Chief Information Officer on November 1, 2006. Prior to that, he spent 20 years developing and consulting on complex global information distribution systems for banks and financial services firms while based in New York City. He was most recently managing director/CIO for the investment companies at the Bank of New York and, before that, was managing director/CIO within the global markets division of Deutsche Bank responsible for its electronic distribution platforms. Previously he was the chief technology officer and senior vice president for Plural/Dell Global Services, a technology consulting company. Mr. Osborne studied in the United Kingdom at the University of Aston in Birmingham, and at Charles Keene University in Leicester.

        Barbara D. Falvey.    Ms. Falvey became Hawaiian's Senior Vice President—Human Resources in July 2005. From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources. Prior to that, Ms. Falvey spent three years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars World, Inc. Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and a M.S. in Organization Development from Pepperdine University (2003).

        Charles R. Nardello.    Mr. Nardello became Senior Vice President—Operations of Hawaiian in October 2007. He joined Hawaiian in February 2004 and most recently served as Vice President of Maintenance and Engineering, a position he held from February 2004 to October 2007. Mr. Nardello has more than 30 years of diversified aviation management experience, including 23 years at US Airways. In addition, he is a 22-year U.S. Air Force veteran having served as an active duty member for six years, followed by 16 years in the active reserves with the Pennsylvania Air National Guard before retiring in

1996. His military record is distinguished by service in both Operation Desert Shield and Operation Desert Storm. Mr. Nardello holds a B.A. in Political Science from the University of Connecticut (1974) and an M.S. in Systems Management from University of Southern California (1978).

        Glenn G. Taniguchi.    Mr. Taniguchi became Senior Vice President—Marketing and Sales of Hawaiian in November 2006. He started his career at Hawaiian in 1966. He has served in a variety of roles during his 30-plus years at Hawaiian, most recently as Vice President of Schedule Planning, the position he held from 1995 to 2006. In his current position, Mr. Taniguchi is responsible for overseeing Hawaiian's marketing activities, including product development, flight scheduling, pricing, reservations, e-business, advertising, and field sales for passenger and cargo operations. Mr. Taniguchi has a B.A. in Business Administration from the University of Hawaii (1966).

        Hoyt H. Zia.    Mr. Zia became Holdings' Secretary and Hawaiian's Senior Vice President, General Counsel and Corporate Secretary effective on February 8, 2007. From March 2004 to February 2007, Mr. Zia worked for PacificBasin Communications, LLC as publisher for Hawaii Business Magazine. Prior to that, Mr. Zia spent three and a half years as Executive Director of the Pacific Telecommunications Council, an international, non-profit, non-governmental membership telecommunications organization, and over eighteen years practicing law as in-house counsel with corporations like Amfac/JMB Hawaii, Inc. and Motorola, Inc., in government as Chief Counsel for Export Administration, U.S. Department of Commerce, and in private practice. Mr. Zia received a B.A. in East Asian Studies from the Dartmouth College (1975) and a J.D. from UCLA School of Law (1981), and he served as a U.S. Marine Corps officer from 1975 to 1978.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Summary

  Pay for Performance

        The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers' compensation opportunity is based on variable pay.

  Corporate Governance Best Practices

        Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., stays informed of developing executive compensation best practices and strives to implement them. In this regard, recent improvements include:

  •
  Establishing share retention guidelines for executive officers and our non-employee directors in 2011,

  •
  Eliminating the golden parachute excise tax gross-up for our president and chief executive officer, Mr. Dunkerley, effective as of May 25, 2011,

  •
  Eliminating the housing allowance and related tax gross-up for our executive vice president and chief information officer, Mr. Osborne, in 2010,

  •
  Moving from single-trigger equity compensation vesting on a change in control to double-trigger vesting (triggered upon certain terminations of employment following a change in control) for equity grants made to Mr. Dunkerley in 2010, and for the rest of our named executive officers in 2011,

  •
  Making 100% of Mr. Dunkerley's 2010 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m),

  •
  Making a substantial portion of other executive officers' 2011 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m),

  •
  Engaging Frederic W. Cook & Co. to perform a risk analysis with respect to the Company's compensation programs and policies, including for non-executive officers, and

  •
  Implementing a clawback policy to recover certain compensation in the event of a financial restatement.

Introduction

        We operate in a highly competitive industry and recognize that effective compensation strategies are critical to retain key employees and maximize stockholder value creation. The primary objective of our compensation program, including executive compensation, is to attract, retain and motivate the best people available. Our compensation program is designed to reward achievement of specific goals set for the Company as well as those set for individual executives. We reward executive performance which meets or surpasses these established goals in order to align the interests of our executives with the long term interests of our stockholders. We also seek to ensure that total compensation provided to our key executives remains competitive relative to the compensation paid to similarly situated executives of our peer companies. As used herein, the phrase "our executives" refers to the executive officers of Hawaiian and the Company.

Employment Agreements

        The compensation paid in 2010 to our named executive officers, i.e., Messrs. Dunkerley, Ingram, Osborne, Taniguchi and Ms. Falvey is determined, in part, by the terms set forth in employment agreements that were negotiated at arm's length between the Company and each named executive officer. The Compensation Committee believes that having employment agreements with our named executive officers provides the Company and such executives with valuable expectations regarding the employment relationship and the potential benefits named executive officers may receive based on their contributions to the success of the Company. The Compensation Committee reviews and approves any such employment agreements and any amendments thereto prior to the Company entering into them with its named executive officers.

Mr. Dunkerley's Employment Agreement

        In 2010, due to the pending lapse of his prior employment agreement with the Company scheduled for November 8, 2010, the Compensation Committee negotiated and the Company entered into a new employment agreement with our chief executive officer, Mark Dunkerley (the "New Agreement"). The New Agreement commenced on May 25, 2010 and is scheduled to expire on November 7, 2013. Thus, the New Agreement covers a period of approximately forty months.

        For the first part of 2010, pursuant to his prior employment agreement, Mr. Dunkerley received an annual base salary of $580,000. Commencing on May 25, 2010, Mr. Dunkerley's annual base salary was increased to $600,000. The Compensation Committee determined to increase Mr. Dunkerley's base salary after reviewing relevant executive compensation benchmarking data provided by Towers Watson, its independent compensation consultant. The Compensation Committee also noted that Mr. Dunkerley's base salary was last increased in 2007, and had remained flat in 2008 and 2009.

        For the first part of 2010, pursuant to his prior employment agreement, Mr. Dunkerley was eligible to receive an annual incentive compensation payment of one hundred percent (100%) for satisfactory performance and a maximum of two hundred percent (200%) of his annual base salary, if he achieved certain targets established by the Compensation Committee. Commencing on May 25, 2010, and for the

rest of 2010, Mr. Dunkerley was eligible to receive an annual incentive compensation payment of one hundred and twenty-five percent (125%) for satisfactory performance and a maximum of two hundred percent (200%) of his annual base salary, if he achieved certain targets established by the Compensation Committee. The Compensation Committee determined to increase Mr. Dunkerley's target annual bonus percentage after reviewing relevant executive compensation benchmarking data provided by Towers Watson.

        The potential severance and change in control benefits payable to Mr. Dunkerley under the New Agreement are described below under the heading "Potential Payments Upon Termination or Change in Control."

Mr. Ingram's Employment Agreement

        Pursuant to Mr. Ingram's employment agreement, Mr. Ingram is entitled to an annual base salary and can expect to receive a target incentive compensation payment of seventy-five percent (75%) of his annual base salary, if he achieves certain targets to be established by the Compensation Committee each year. For the first part of 2010, Mr. Ingram received an annual base salary of $330,000. The Compensation Committee approved an increase in Mr. Ingram's annual base salary to $370,000, effective June 1, 2010. The Compensation Committee determined to increase Mr. Ingram's base salary after reviewing relevant executive compensation benchmarking data provided by Towers Watson, its independent compensation consultant. The Compensation Committee also noted that Mr. Ingram's base salary was last increased in 2007, and had remained flat in 2008 and 2009. The potential severance and change in control benefits payable to Mr. Ingram under his employment agreement are described below under the heading "Potential Payments Upon Termination or Change in Control."

Mr. Osborne's Executive Severance Agreement

        Pursuant to Mr. Osborne's Executive Severance Agreement, Mr. Osborne is entitled to an annual base salary and can expect to receive a target incentive compensation payment of seventy-five percent (75%) of his annual base salary, if he achieves certain targets to be established by the Compensation Committee each year. For the first part of 2010, Mr. Osborne received an annual base salary of $300,000. The Compensation Committee approved an increase in Mr. Osborne's annual base salary to $335,000, effective June 1, 2010. Mr. Osborne also received a housing allowance of up to $2,800 per month. Mr. Osborne's housing allowance and related tax offset ceased on May 1, 2010. The Compensation Committee determined to increase Mr. Osborne's base salary after reviewing relevant executive compensation benchmarking data provided by Towers Watson, its independent compensation consultant. The Compensation Committee also noted that Mr. Osborne's base salary was last increased in 2006, and had remained flat in 2007, 2008 and 2009. The Compensation Committee also considered the impact of removing Mr. Osborne's housing allowance and the related tax offset in increasing his annual base salary. The potential severance and change in control benefits payable to Mr. Osborne under his Executive Severance Agreement are described below under the heading "Potential Payments Upon Termination or Change in Control."

Ms. Falvey's Employment Agreement

        Pursuant to Ms. Falvey's employment agreement, Ms. Falvey is entitled to an annual base salary, increased to $290,000 in February 2011, and can expect to receive a target incentive compensation payment of sixty percent (60%) of her annual base salary, if she achieves certain targets to be established by the Compensation Committee each year. The Compensation Committee determined to increase Ms. Falvey's base salary after reviewing relevant executive compensation benchmarking data provided by Towers Watson, its independent compensation consultant. The Compensation Committee also noted that Ms. Falvey's base salary was last increased in 2008, and had remained flat in 2009. The potential severance and change in control benefits payable to Ms. Falvey under her employment agreement are described below under the heading "Potential Payments Upon Termination or Change in Control."

Mr. Taniguchi's Employment Agreement

        Pursuant to Mr. Taniguchi's Employment Agreement, Mr. Taniguchi is entitled to an annual base salary and is eligible to participate in our annual incentive compensation program. For 2010, Mr. Taniguchi's target incentive compensation payment remained at sixty percent (60%) of his annual base salary, the same target as in effect for 2009, subject to achievement of targets established by the Compensation Committee. For the first part of 2010, Mr. Taniguchi received an annual base salary of $250,000. The Compensation Committee approved an increase in Mr. Taniguchi's annual base salary to $280,000, effective June 1, 2010. Mr. Taniguchi's base salary was increased to $290,000 in February 2011. The Compensation Committee determined to increase Mr. Taniguchi's base salary after reviewing relevant executive compensation benchmarking data provided by Towers Watson, its independent compensation consultant. The Compensation Committee also noted that Mr. Taniguchi's base salary was last increased in 2006, and had remained flat in 2007, 2008 and 2009. The potential severance and change in control benefits payable to Mr. Taniguchi under his Employment Agreement are described below under the heading "Potential Payments Upon Termination or Change in Control."

Objectives and Philosophy of Our Compensation Program

        The Compensation Committee works closely with management to design an executive compensation program to assist us in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as we grow, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies; and (ii) linking executives' compensation with our financial, operating and competitive performance. Our compensation program is designed to reward individual and corporate performance and to create incentives for both operating performance in the current year and for the long-term benefit of our business so as to align the interests of management with the long term interests of stockholders.

Elements of Compensation

        Currently, the principal components of our executive compensation program (each discussed more fully below) are:

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  annual base salary,

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  short-term incentive compensation in the form of performance incentive payments payable in cash and/or stock units each year,

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  long-term incentive compensation in the form of equity based awards,

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  severance and change in control benefits,

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  personal benefits or perquisites, and

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  general benefits.

Determining Amount of Each Element of Compensation

        In negotiating the terms of employment agreements with our named executive officers and determining the amount of any incentive, equity based or other additional compensation, the Compensation Committee reviews publicly available information regarding other companies with which we compete and other publicly-traded corporations located in Honolulu, Hawaii; assesses our overall financial condition and the financial condition of the airline industry in general; consults, when appropriate, with its independent compensation consultant and with outside executive compensation counsel; and, for compensation payable to other named executive officers, consults with our Chief Executive Officer. Although some elements of named executive officers' compensation that may result from such negotiation may vary due to specific requirements and concerns of such named executive officers, the Compensation Committee strives to set an overall compensation package informed by the processes described above.

Compensation Consultants

        The Compensation Committee retained Towers Watson to assist it with executive compensation matters in the first half of 2010. Due in part to independence concerns given that Towers Watson assists the Company with some non-executive compensation matters (as described below), the Compensation Committee terminated its relationship with Towers Watson in 2010, and for the second half of 2010, and for 2011, has engaged the independent compensation consulting firm of Frederic W. Cook & Co. to assist it in executive compensation matters. In 2010, Towers Watson provided non-executive compensation consulting services to the Company, including actuarial and other services relating to the Company's pension and other benefit plans for certain of its employees. The fees paid to Towers Watson for this 2010 work totaled $900,000.

Annual Base Salary

        Base salary levels for our named executive officers are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer's responsibility and are subject to increase based upon individual and Company performance. Each named executive officer's base salary for 2010 is reported in the Summary Compensation Table below.

        As noted earlier, the Compensation Committee increased the following named executive officers' base salaries in 2010: (i) Mark B. Dunkerley, the Chief Executive Officer of both Holdings and Hawaiian, from $580,000 to $600,000, (ii) Peter R. Ingram, the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian, from $330,000 to $370,000, (iii) David J. Osborne, the Executive Vice President and Chief Information Officer of Hawaiian, from $300,000 to $335,000, and (iv) Glenn G. Taniguchi, the Senior Vice President—Marketing and Sales of Hawaiian, from $250,000 to $280,000. The Compensation Committee decided to maintain the base salary of Barbara D. Falvey, the Company's Senior Vice President—Human Resources, for 2010 at its 2009 level. As described above, we have entered into employment or executive severance agreements with our named executive officers which provide for, among other things, an initial annual base salary and an annual target incentive payment (expressed as a percentage of base salary) for each executive (with the exception of Mr. Taniguchi, whose 2010 annual target incentive payment is not specified in his employment agreement, but was determined by the Compensation Committee to be 60% of base salary).

Short-Term Incentive Compensation

        Short-term incentive compensation consists of annual performance incentives. Annual performance incentives are awarded under our 2006 Management Incentive Plan (the "2006 Incentive Plan"), which was approved by our stockholders at our May 31, 2006 stockholders meeting and is being resubmitted for approval by our stockholders as Proposal 3 herein. The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the executives to participate in the 2006 Incentive Plan (after considering the recommendations of the Chief Executive Officer), to establish the length of the annual and long-term performance periods, to establish the performance goals and to determine the amounts of incentive compensation payable to any participant, to provide for payment of incentives in cash, in stock or in units, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.

  2010 Annual Incentive Compensation

        The Company expects that compensation paid upon attainment of the corporate objectives under its incentive compensation program for 2010 will meet the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code (which limits a public company's ability to deduct certain compensation in excess of $1 million paid to its chief executive officer or certain other executive officers), and that the Company will be able to fully deduct such payments. The Company's Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President—Human Resources, informed by the Compensation Committee's compensation consultant Towers Watson, collaborated in determining the financial and non-financial performance criteria to be used to implement the Company's 2010 incentive compensation program.

        In 2010, the achievement of financial and non-financial corporate performance goals were equally weighted (50% for each category of goals) to determine a named executive officer's annual incentive compensation. Attainment of corporate and individual performance goals at 100% of the target level would result in payment of each named executive officer's bonus at the target level set forth in his or her employment agreement or as otherwise determined by the Compensation Committee if the incentive compensation pool was funded at 100% (as described more fully below) based on the Company's earnings before interest, taxes, amortization, depreciation and rent (EBITDAR); payment would be prorated for achievement above or below the target levels, with the maximum payout determined by the amount available from the Company's bonus pool. In 2010, with the exception of Mr. Dunkerley, whose individual performance was weighted at 20% and whose corporate performance was weighted at 80%, each of the named executive officer's individual performance was weighted at 25% and corporate performance was weighted at 75%. Mr. Dunkerley's maximum bonus for 2010 was limited by the terms of his employment agreement to no more than 200% of his annual base salary.

        The Compensation Committee approved a 2010 incentive payment pool dependent on achieving EBITDAR (a non-GAAP financial measure) milestones. The incentive pool applies to all annual incentives for all Company employees participating in the incentive compensation program, not just the named executive officers. The Company's EBITDAR can be approximated by adding the Company's interest expense, depreciation and amortization expense and aircraft rent expense to its income before income taxes, each as reported in the financial statements to the Company's 2010 Annual Report on Form 10-K, filed on February 11, 2011. If the minimum EBITDAR threshold established by the Compensation Committee was not exceeded, the bonus pool would not be funded and no bonuses would be payable to the employees participating in the incentive compensation program, including our named executive officers. For 2010, for the Company's incentive pool to be funded, the Company's EBITDAR had to exceed a minimum threshold established by the Compensation Committee of $160 million (increased from $140 million in 2009). Meeting this minimum funding threshold would result in a $0.9 million allocation to the Company's incentive pool. For each increment (or portion thereof) of $5 million of EBITDAR obtained in excess of this threshold, an additional amount would be allocated to the incentive pool based on a scale determined by the Compensation Committee when the plan was adopted. Based on the Company's attained EBITDAR of $277 million for 2010, the Company's incentive pool was allocated $5 million. Pursuant to the plan established by the Compensation Committee, the maximum amount available for the payment of all annual incentive awards is calculated as 133% of the amount allocated to the incentive pool.

        The corporate financial criteria and the 2010 targets established by the Compensation Committee are described in the table below. Each of these financial performance goals is weighted equally, as shown below. For purposes of certain of these measures that compare the Company's performance with that of its peers, the Company's peer group consists of Alaska Airlines, American Airlines, Delta Air Lines, JetBlue, Southwest Airlines, United Airlines, AirTran Airlines and US Airways.

Corporate Financial Performance Goals

Category	Measure	Target (Desired Outcome)	Category Weight	Result
Stock Price Appreciation	Comparative ranking in stock price change with selected carriers over a 3-year trailing average from January 1, 2008	4th - 6th	20%	2nd
Unit Performance Improvement Factor (UPIF)	Comparative ranking with selected carriers of annual percentage change in RASM less annual percentage change in CASM	5th - 7th	20%	10th
Revenue per Available Seat Mile (RASM)	Absolute	12.94¢	20%	99% of target
Cost per Available Seat Mile—Fuel Adjusted (CASM)	Absolute	12.11¢	20%	99.5% of target
Return on Invested Capital	Percentage	8 - 9%	20%	12.6%

        The corporate non-financial performance criteria and the 2010 targets established by the Compensation Committee are divided into three categories, Customer Satisfaction, Confidence Among Stakeholders and Operational Excellence, and are described in the table below. To determine the named executive officer's incentive compensation attributable to the 50% corporate performance score for non-financial performance, such non-financial performance goals are weighted as shown below.

Corporate Non-Financial Performance Goals

Category	Measure	Target (Desired Outcome)	Category Weight	Result
Customer Satisfaction			30%
Conde Nast Survey	Published ranking with other carriers serving Hawaii	2nd	5%	#1 to Hawaii, #3 nationally
Travel and Leisure Magazine Survey	Published ranking with other carriers serving Hawaii	2nd	5%	#1 to Hawaii, #5 domestic
Airline Quality Rankings Survey	Comparative ranking with other carriers	4th - 7th	5%	2nd
Customer Satisfaction Score (Company survey of customers)	Overall numerical rating of three monthly customer surveys (annual average of monthly scores on a 10 point scale)	7.5 - 8.5	15%	8.7
Confidence Among Stakeholders			30%
Employee Survey	Survey scores on questions regarding employee satisfaction (10 point scale)	7.5 - 8.5	3.33%	7.4
Total Hours of Lost Time	Average monthly lost time hours as a result of occupational injury	1,500 - 2,500	3.33%	1,650
Total Sick Pay	Percentage of Total Payroll	3.25 - 3.75%	3.33%	2.95%
Overhead	Percentage of Revenue	12.5% - 14%	5%	13.0%
Successful Implementation of Strategic and Tactical Deliverables	Percentage of annual projects successfully completed (e.g., IT and business transformation projects)	75% - 79%	5%	78%
Number of Regulatory Infractions and ATA Reported Damage	ATA standard measure, reportable mishaps plus regulatory fines (annual number)	31 - 37	5%	32
Number of Sarbanes-Oxley Compliance Infractions	Number and type of issue	No Material Weakness	5%	No Material Weakness
Operational Excellence			40%
Operational Performance Score	Overall numerical score (annual average of monthly scores)	6.3 - 6.6	20%	6.5
On-time Arrivals (DOT Survey)	Published comparative ranking with other carriers	2nd - 3rd	6.66%	1st
Baggage Handling (Baggage Irregularity Reports, DOT Survey)	Published comparative ranking with other carriers	3rd	6.66%	2nd
Cancellations (DOT Survey)	Published comparative ranking with other carriers	3rd	6.66%	1st

        For 2010, the Compensation Committee measured the individual performance of our Chief Executive Officer based on its discretionary review of Mr. Dunkerley's performance relative to the Company's strategic objectives and the Company's overall performance. The Chief Executive Officer established the criteria upon which to measure the individual performance of each of the other named executive officers. Individual objectives for each of the named executive officers other than the Chief Executive Officer reflect each named executive officer's departmental and corporate responsibilities. Mr. Ingram's individual performance objectives were related to the Company's finance department and included improving the Company's analytical and procurement capabilities, overseeing the development and implementation of the Company's fleet planning activities and developing the investor relations and capital markets strategy. Mr. Osborne's individual performance objectives were related to the Company's information management, project management, and properties needs and included implementing a broad array of projects involving Information Technology, Sales and Marketing, and Operations. Ms. Falvey's individual performance objectives were related to the Company's human resources department and included implementing changes to the Company's benefits administration, developing a leadership development program, overseeing a managerial realignment project and assisting in labor negotiations. Mr. Taniguchi's individual performance objectives were related to the Company's sales and marketing needs and included achieving revenue targets, developing the medium term network plan and developing the Company's revenue management capabilities and preparing for the Company's entry into the Japanese and Korean markets.

        Regarding individual performance, our Chief Executive Officer met with and evaluated each other named executive officer's performance on three separate occasions during 2010 and recommended overall individual performance scores to the Board for approval based on his assessment of each named executive officer's performance relative to the individual objectives. The score for Mr. Dunkerley was based on a determination by the Compensation Committee of Mr. Dunkerley's overall performance, taking into account the Company's strong performance relative to its peers. Each named executive officer was awarded a score for individual performance based a scale from 0 to 1.5.

        For 2010, the Company's weighted average score for corporate financial and non-financial performance goals was 1.23 and the individual performance scores for the named executive officers were as follows: 1.3 for Mr. Dunkerley, 1.0 for Mr. Ingram, 1.08 for Mr. Osborne, 1.08 for Ms. Falvey and 0.83 for Mr. Taniguchi. Based upon his individual performance in 2010, the Compensation Committee also awarded Mr. Taniguchi an additional performance bonus of $10,000 outside of the Company's formal annual incentive compensation plan. Based on the individual performance scores, the Company's performance relative to the financial and non-financial corporate performance goals and the funding of the Company's incentive pool as a result of the Company's attained EBITDAR, and for Mr. Taniguchi, his additional $10,000 performance bonus, each named executive officer received the amount reported under the heading "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table included herein.

        The Compensation Committee believes that the annual incentives paid to its named executive officers for fiscal year 2010 are appropriate, particularly in light of the Company's excellent performance in fiscal year 2010.

Long-Term Incentive Compensation

        The Compensation Committee believes that granting equity-based awards creates an incentive to promote our long-term interests and generally aligns the potential economic benefit to be derived therefrom by our executives with those of the stockholders. Equity-based awards are granted by the Compensation Committee to our named executive officers (other than our Chief Executive Officer) after considering the recommendations of our Chief Executive Officer.

  2010 Equity Compensation

        In February 2010, the Compensation Committee, following consultation with Towers Watson, granted deferred stock units ("DSUs") to Mr. Ingram, Mr. Osborne, Ms. Falvey and Mr. Taniguchi as part of the

Company's annual grant practice (described more fully under the heading "Determination of Equity-Based Awards Grant Dates," below). Mr. Ingram, Mr. Osborne and Mr. Taniguchi each received 30,800 DSUs and Ms. Falvey received 26,000 DSUs. The DSUs described above vest in 33 1/3% increments on each of the first three anniversaries of the grant date, subject to each executive remaining employed by the Company, with the vested DSUs payable within 90 days following the earliest of February 12, 2013, a change in control of the Company or the executive's death or disability. Any unpaid DSUs are forfeited automatically if the named executive officer is terminated for cause.

        On May 25, 2010, in connection with the New Agreement, the Compensation Committee granted Mr. Dunkerley two restricted stock awards. The first restricted stock award covers 477,802 shares of restricted Common Stock (the "Type A Restricted Stock Award"). None of the Type A Restricted Stock Award shares were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date (the "Type A Performance Metric"). The Type A Performance Metric was achieved in the Company's last two fiscal quarters of 2010. Because the Type A Performance Metric was achieved, the Type A Restricted Stock will vest as to 12/41 of the covered shares on each of the first three anniversaries of the grant date and as to the final 5/41 of the covered shares on November 7, 2013, subject to Mr. Dunkerley's continued employment with the Company.

        Mr. Dunkerley's second 2010 restricted stock award covers 238,901 shares of restricted Common Stock (the "Type B Restricted Stock Award"). The Type B Restricted Stock Award vests, if at all, on each of the following dates: (i) with respect to 12/41 of the Type B Restricted Stock (the "First Tranche"), on May 25, 2011, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $7.70 per share over any 20 trading day period in the period ending May 25, 2011, (ii) with respect to an additional 12/41 of the Type B Restricted Stock (the "Second Tranche"), on May 25, 2012, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $8.40 per share over any 20 trading day period commencing on May 25, 2011 and ending on May 25, 2012, (iii) with respect to an additional 12/41 of the Type B Restricted Stock (the "Third Tranche"), on May 25, 2013, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $9.10 per share over any 20 day period commencing on May 25, 2012 and ending on May 25, 2013, and (iv) with respect to the final 5/41 of the Type B Restricted Stock, on November 7, 2013, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $9.10 per share over any 20 day period commencing on May 25, 2012 and ending on November 7, 2013. In the event that the target price for the First, Second or Third Tranches is not achieved during the first, second or third years, respectively, following May 25, 2010, but is subsequently achieved for a twenty trading day period ending after the first, second or third anniversaries, respectively, of May 25, 2010 and prior to November 7, 2013, then such tranche shall vest on such date, subject to Mr. Dunkerley's continued employment.

        In the event of certain changes in control in which the Company's stockholders receive per share consideration for Common Stock (the "Per Share Stockholder Consideration") that equals or exceeds the per share price target of any tranche of Type B Restricted Stock, then all tranches of the Type B Restricted Stock with per share price targets equal to or less than the Per Share Stockholder Consideration will have their share price target performance condition deemed satisfied. In such event, any unvested Type B Restricted Stock that has satisfied its performance condition or is so deemed to have its performance condition satisfied shall be assumed or substituted by the acquirer. All Type B Restricted Stock with per share price targets greater than the Per Share Stockholder Consideration shall be forfeited. If any unvested shares under the Type B Restricted Stock Award are not assumed or substituted by the acquirer, then such Type B Restricted Stock shall become 100% vested upon the change in control.

        The Compensation Committee granted Mr. Dunkerley these restricted stock awards after reviewing relevant executive compensation benchmarking data provided by Towers Watson. In granting these awards, the Compensation Committee noted that Mr. Dunkerley had not been granted any equity awards since

2007, other than a one-time bonus in 2009 paid to Mr. Dunkerley in connection with a favorable legal judgment for the Company against Mesa Air Group that resulted in a $52.5 million payment to the Company. Moreover, whereas Mr. Dunkerley in 2007 received a mixture of stock options, time-based vesting deferred stock units and performance-based vesting deferred stock units, 100% of Mr. Dunkerley's 2010 equity awards would only vest if specific performance milestones were achieved. Finally, while Mr. Dunkerley's 2007 equity awards would vest 100% upon a change in control, Mr. Dunkerley's 2010 equity awards do not have single-trigger vesting acceleration, but instead accelerate vesting upon a double-trigger (certain terminations of employment following a change in control).

  2011 Equity Compensation

        For fiscal 2011, the Compensation Committee determined to base equity awards on a combination of time-based and performance-based restricted stock units. The Compensation Committee determined that both the performance-based and time-based restricted stock unit grants provide a retention tool in that the time-based restricted stock unit grants vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to the employee's continued service, and the performance-based restricted stock unit grants are subject to performance-based vesting, allowing for the performance portion to range between 0% and 200% of the performance tranche subject to the employee's continued service. Such restricted stock units accelerate vesting upon a double-trigger (certain terminations of employment following a change in control).

        In February 2011, the Compensation Committee, following consultation with Towers Watson, granted restricted stock units ("RSUs") to Mr. Ingram, Mr. Osborne, Ms. Falvey and Mr. Taniguchi as part of the Company's annual grant practice (described more fully under the heading "Determination of Equity-Based Awards Grant Dates," below). Mr. Ingram received 44,000 RSUs, Mr. Osborne received 43,000 RSUs, and each of Ms. Falvey and Mr. Taniguchi received 30,000 RSUs. Fifty percent of the RSUs granted were time-based and fifty percent were performance based. With respect to the performance-based RSUs, they can be earned, subject to satisfying the performance metric, from 0% to 200% of the covered shares. Accordingly, the maximum number of shares that may potentially be earned subject to the RSUs addressed above is 66,000 shares for Mr. Ingram, 64,500 shares for Mr. Osborne, and 45,000 shares for each of Ms. Falvey and Mr. Taniguchi. The time-based RSUs described above vest in 33 1/3% increments on each of the first three anniversaries of the grant date, subject to such named executive officer remaining employed by the Company, with the vested RSUs being delivered to such executive on each such vesting date, subject to any delay required to avoid the imposition of additional taxes. The performance-based RSUs vest, to the extent the performance metric has been achieved, on the third anniversary of the grant date, subject to the Compensation Committee's prior written certification as to the extent to which the performance metric has been achieved, with the vested RSUs being delivered to such executive on the vesting date, subject to any delay required to avoid the imposition of additional taxes. In the event of a double-trigger, all of an executive's RSUs become fully vested (and with respect to the performance-based RSUs at the target, not the maximum, level if the performance period has not yet ended) subject to such executive's execution of a release of claims and will be delivered to such executive on the 29th day following such executive's employment termination date or such later date as is required to avoid the imposition of additional taxes. Any unpaid RSUs are forfeited automatically if the named executive officer is terminated for cause.

Loss of Income Benefits

        In addition to the general benefits available to all employees (described below), the Company maintains a long-term disability plan for its executives, including the named executive officers. Pursuant to the Company's executive long-term disability plan, the Company's named executive officers are entitled to a disability benefit of up to 60% of base salary, capped at $11,000 per month, for non-occupational injury or illness up until such executive reaches age 65. The Company also agreed, in the New Agreement (as it did in Mr. Dunkerley's prior employment agreement), to pay the premiums on a $300,000 life insurance policy for Mr. Dunkerley.

Severance and Change in Control Benefits

        The Compensation Committee believes that certain severance and change in control benefits provide a valuable retention tool for its named executive officers. Through severance benefits, the Company seeks to ensure the applicable named executive officer's commitment to the Company by providing income stability and protection in the event of such named executive officer's termination of employment in certain situations.

  Change to Double-Trigger Vesting Acceleration

        Through change in control benefits, the Company seeks to provide each named executive officer with an incentive to remain with the Company through a potential period of uncertainty presented by a change in control. Equity awards granted to our named executive officers (other than Mr. Dunkerley) in 2010 become fully vested and/or exercisable upon a change in control. In light of emerging corporate governance best practices, the Compensation Committee determined that commencing in 2011, and in 2010 for Mr. Dunkerley, our named executive officer equity awards will vest fully on a double-trigger (certain terminations of employment following a change in control) and not on a single-trigger change in control.

  Mr. Dunkerley's Severance and Change in Control Benefits Under the New Agreement

        Mr. Dunkerley's equity awards granted prior to 2010 are fully vested. Under the New Agreement, Mr. Dunkerley is entitled to the following severance benefits upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company:

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  a lump-sum cash payment equal to three times his base salary plus his average annual bonus received in the prior 36 months, up to a maximum payment of $3,000,000;

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  a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with an "on-target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m);

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  continued medical, life insurance and disability benefits until November 7, 2013;

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  continued travel benefits on the Company's commercial aircraft, limited to $25,000 per year;

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  100% vesting acceleration of Type A Restricted Stock Awards (because the Type A Performance Metric was satisfied in 2010);

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  100% vesting acceleration of any Type B Restricted Stock Awards as to which the performance metrics have already been satisfied or deemed satisfied (the performance metric for the first vesting tranche has already been satisfied); and

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  up to $50,000 for certain costs associated with relocating from Hawaii.

        Mr. Dunkerley is also eligible to receive the relocation benefits and the continued travel benefits noted above upon any termination of his employment after November 7, 2013, following his completion of the term of the New Agreement.

        If Mr. Dunkerley violates certain non-competition, non-disparagement or non-solicitation provisions of the New Agreement, severance benefits shall cease being paid, and in some situations the Company may seek repayment of severance benefits already paid.

        Finally, and as discussed under the heading "Potential Payments Upon Termination or Change in Control," below, the New Agreement provides that for a change in control occurring prior to May 25, 2011, Mr. Dunkerley is entitled to additional payments in order to compensate him for any excise tax liability imposed on him by Section 4999 of the Internal Revenue Code, but only for a change in control occurring prior to May 25, 2011.

        Mr. Dunkerley's golden parachute excise tax gross-up provision expires on May 25, 2011. For changes in control on or after May 25, 2011, Mr. Dunkerley receives a "best results" excise tax treatment, whereby Mr. Dunkerley either pays the excise taxes under Internal Revenue Code Section 4999 or has his payments and benefits reduced to a level whereby the excise taxes are not triggered, whichever is economically superior for Mr. Dunkerley. In contrast, Mr. Dunkerley was entitled to a golden parachute excise tax gross-up with no sunset provision in his prior employment agreement.

  Severance Benefits for Messrs. Osborne and Ingram and for Ms. Falvey

        Pursuant to Mr. Osborne's Executive Severance Agreement and pursuant to the employment agreements with Mr. Ingram and Ms. Falvey, if they are terminated other than for cause, and subject to their entering into a release of claims in favor of the Company, they will receive the following severance benefits:

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  a lump-sum payment of one year's base salary;

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  a lump-sum payment of one year's COBRA premiums for group medical and dental coverage; and

  •
  a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with an "on-target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

  Mr. Taniguchi's Severance Benefits

        Mr. Taniguchi's employment agreement provides him with severance payments upon termination of employment by the Company without "Cause" consisting of 12 months continued base salary and 12 months continued medical, dental, travel and other benefits. The dollar value in the table represents Mr. Taniguchi's travel and other benefits and insurance premiums for fiscal 2010.

        The amount of benefits payable to each named executive upon termination or a change in control pursuant to the terms of their employment agreements are reported more fully under the heading "Potential Payments Upon Termination or Change in Control," below.

Personal Benefits

        Each named executive officer and certain members of his or her immediate family are entitled to free travel privileges on the Company's non-chartered flights. The Compensation Committee has provided this benefit after conferring with its independent compensation consultant and determining that this benefit is typical in the airline industry.

        Named executive officers are also reimbursed for the taxes imposed on the first $15,000 of positive space travel on the Company's flights. In providing this benefit, the Compensation Committee determined that similar tax reimbursements are typical in the airline industry and that such a benefit represents an immaterial expense based on historical use of travel privileges.

General Benefits

        The Company's named executive officers, like all eligible employees of the Company, are eligible to participate in the Company's health and welfare benefit plans and retirement savings plan (a 401(k) plan).

The availability of such plans to the Company's employees generally is essential to attracting and retaining a productive workforce.

Allocating Between Long-Term/Short-Term and Cash/Non-Cash Compensation

        The Compensation Committee considers various factors in designing a compensation program that provides the appropriate mix of long-term/short-term and cash/non-cash compensation. These factors include the value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing the various forms of compensation; and whether providing the various forms of compensation will help us achieve our long-term corporate objectives. This allows us to direct our resources to the incentives that are most likely to retain top executives and motivate desired behaviors—improving the likelihood of enhanced financial performance and stockholder value creation. We award long-term incentive compensation in order to achieve a variety of long-term objectives, including retaining talented executives, aligning executives' financial interests with the interests of stockholders, rewarding the achievement of our long-term corporate goals and lengthening executives' time horizons and focusing their attention on creating stockholder value. In determining the appropriate mix of compensation, the Compensation Committee also considers the accounting costs and dilutive impact of the various forms of compensation, as well as our ability to pay compensation in cash, as opposed to stock or other forms of non-cash compensation.

Specific Items of Corporate Performance We Consider in Making Compensation Decisions

        As previously described in greater detail under the heading "Short-Term Incentive Compensation," in 2010, the Compensation Committee approved financial and non-financial performance targets, the achievement of which would contribute to the ability of the Company to obtain its financial, operating and strategic goals. As described above, the Company's financial performance targets are measures of stock appreciation relative to a peer group, revenue per available seat mile ("RASM") relative to objectives, cost per available seat mile ("CASM") relative to objectives, RASM growth minus CASM growth relative to a peer group, and return on invested capital. As described above, the Company's 2010 non-financial performance targets were measures of customer value, operational excellence and confidence among stakeholders. In addition, named executive officers' incentive compensation are subject to the limitations of the overall bonus pool, established by the Compensation Committee, expressed as a function of EBITDAR. Under these categories, the Compensation Committee evaluated the Company's 2010 performance and awarded 2010 Annual Incentive Compensation in the amounts reported in the Summary Compensation Table below and as detailed in the discussion under the subheading "2010 Annual Incentive Compensation."

Compensation Committee Discretion

        The Compensation Committee has determined that in administering the Company's current annual cash incentive compensation program, the Compensation Committee retains discretion to reduce the amount of incentives payable to named executive officers in the event a purely mathematical application of the performance criteria under such program results in potential incentive payments that do not properly reflect the Company's financial performance or such executives' performance for such year.

Determination of Equity-Based Awards Grant Dates

        The Compensation Committee has discretion to determine the time and amount of any equity-based awards, but has generally granted equity-based compensation at the following times: (i) on the date the executive receiving the grant is hired, and (ii) once annually under the Company's 2005 Stock Incentive Plan (the "Stock Incentive Plan"). For discretionary equity-based awards to executives other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer for consideration and potential approval by the Compensation Committee, after consultation with its independent compensation consultant. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news which might affect the price of our Common Stock.

Stock Ownership Guidelines; Policies Regarding Hedging the Risk of Security Ownership

        In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company's executive officers and non-employee directors with the interests of the Company's stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company's Common Stock equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary, as set forth below, and (ii) the number of shares determined by dividing the dollar amount determined as a multiple of annual base salary by the closing sales price of the Company's Common Stock on February 7, 2011, and to maintain this minimum amount throughout his or her tenure as an executive officer. The base salary multiples are as follows:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary

Similar guidelines apply to any newly hired executive officers.

        Our non-employee directors are expected to accumulate and hold a number of shares of the Company's Common Stock equal to or greater than the lesser of (i) two times his or her annual retainer for service on the Board (excluding additional retainers associated with committee or chairman service, if any) and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company's Common Stock on February 7, 2011, and to maintain this minimum amount throughout his or her tenure on the Board. Similar guidelines apply to any newly elected non-employee directors.

        The stock ownership guidelines are expected to be achieved within five years for each executive officer and non-employee director, or within five years from the date service commences for new executive officers and non-employee directors. Unexercised stock options do not count for the purposes of computing shares held. Until the guidelines are achieved, our executive officers and non-employee directors are required to retain at least 50% of the net after-tax shares received as a result of exercising options or the delivery of full-value awards.

        We do not have any policies regarding hedging the economic risk of such ownership, although our Code of Ethics strictly prohibits trading while in the possession of material, non-public information regarding the Company.

Risk Assessment

        The Compensation Committee retained Frederic W. Cook & Co, its independent compensation consultant, to evaluate the risk inherent in the Company's executive and non-executive programs. Accordingly, Frederic W. Cook & Co. evaluated the Company's executive and non-executive programs and provided a report to the Compensation Committee. The report concluded that, among other things:

  •
  Incentive plans are well-aligned with compensation design principles that generally follow best practices,

  •
  Management incentives are capped at 200% of salary for individuals and the overall pool is capped at 133% of the amount allocated to the incentive pool; performance measures are broadly determined, and

  •
  Severance plans are closely managed and do not provide excessive severance benefits.

Tax and Accounting Treatment

Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the company's chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer). Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Stock Incentive Plan and the 2006 Incentive Plan (subject to obtaining stockholder approval of its material terms in Proposal 3 herein) have been structured to permit the Company to pay compensation in excess of $1 million per year to its executive officers without compromising the deductibility of such compensation under Section 162(m). The Type A and B Restricted Stock grants under the New Agreement and the corporate performance portion of our 2010 annual incentive compensation program are intended to qualify as deductible performance-based compensation. However, the Compensation Committee retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the stockholders' interests.

Section 409A

        Section 409A of the Internal Revenue Code imposes a penalty tax on "nonqualified deferred compensation" that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting Treatment

        The Company accounts for stock-based compensation in accordance with the requirements of ASC 718. The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

The Role of Executive Officers in the Compensation Process

        The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself. The Compensation Committee annually reviews the base salary of the Chief Executive Officer and the base salary of the Chief Executive Officer may be increased by the Compensation Committee in its sole and absolute discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for named executive officers.

Compensation Recovery Policy (Clawback)

        On the recommendation of the Compensation Committee, the Board adopted the Company's "Recoupment Policy Relating to Incentive Compensation of Participants" for any bonus or incentive compensation paid after January 1, 2009. Pursuant to the Company's clawback policy, if any incentive compensation paid to a participant in the Company's annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board or a committee thereof. The Company's policy does not authorize the Company to recover any incentive compensation awarded more than two years prior to the date the applicable financial restatement is disclosed.

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

The Compensation Committee

Crystal K. Rose, Chair
L. Todd Budge
Donald J. Carty
Bert T. Kobayashi, Jr.

April 19, 2011

 Summary Compensation Table

        The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2010, 2009 and 2008 to (1) the Chief Executive Officer, (2) the Chief Financial Officer, and (3) the three most highly compensated executive officers, for fiscal year 2010, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Mark B. Dunkerley	2010	591,212	—	4,682,294	—	1,006,779	65,647(5)	6,345,932
President and Chief	2009	580,000	—	—	—	1,160,000	65,268	1,805,268
Executive Officer	2008	583,182	236,250	—	—	980,694	42,357	1,842,483
Peter R. Ingram	2010	351,667	—	220,836	—	368,813	46,579(6)	987,895
Executive Vice President,	2009	330,000	—	94,500	120,600	542,930	46,205	1,134,235
Chief Financial Officer	2008	330,000	75,600	130,000	130,800	397,935	31,949	1,096,284
and Treasurer
David J. Osborne	2010	318,958	—	220,836	—	340,453	65,447(7)	945,694
Executive Vice President	2009	300,000	—	94,500	120,600	493,572	99,707	1,108,379
and Chief Information	2008	300,000	48,000	130,000	130,800	361,759	63,357	1,033,916
Officer
Barbara D. Falvey	2010	280,000	—	186,420	—	239,096	51,627(8)	757,143
Senior Vice President,	2009	280,000	—	66,150	80,400	362,937	39,563	829,050
Human Resources	2008	280,000	40,000	91,000	87,200	268,000	24,915	791,115
Glenn G. Taniguchi	2010	266,250	—	220,836	—	225,447	38,943(9)	751,476
Senior Vice President,	2009	250,000	—	66,150	80,400	324,051	31,669	752,270
Sales and Marketing	2008	250,000	80,000	91,000	87,200	246,834	27,958	782,992

(1)
Represents bonuses paid in recognition of contributions toward the Company's successful resolution of the Company's litigation with Mesa Air Group, Inc., described more fully above under the heading "One-Time Bonuses" in the Company's Compensation Discussion and Analysis. The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.

(2)
Represents the grant date fair value of deferred stock units and restricted stock awards, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 11 to our consolidated financial statements for the year ended December 31, 2010 in Hawaiian Holdings' 2010 Annual Report on Form 10-K, as filed with the SEC on February 11, 2011, for further discussion related to the assumptions used in our valuation.

(3)
Represents the grant date fair value of stock options, as calculated in accordance with FASB ASC 718, Compensation—Stock Compensation, or ASC 718. Please refer to Note 11 to our consolidated financial statements for the year ended December 31, 2010 in Hawaiian Holdings' 2010 Annual Report on Form 10-K, as filed with the SEC on February 11, 2011, for further discussion related to the assumptions used in our valuation.

(4)
The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.

(5)
This amount includes (i) the Company's contributions to Mr. Dunkerley's 401(k) savings account in the amount of $42,466, (ii) a car allowance in the amount of $12,000, (iii) the incremental expense associated with Mr. Dunkerley's free aircraft travel, determined to be $857, (iv) reimbursement of taxes related to such travel, in the amount of $37 and (v) miscellaneous personal benefits in the amount of $10,287.

(6)
This amount includes (i) the Company's contributions to Mr. Ingram's 401(k) savings account in the amount of $24,757, (ii) the incremental expense associated with Mr. Ingram's free aircraft travel, determined to be $7,898,

  (iii) reimbursement of taxes related to such travel, in the amount of $3,363 and (iv) miscellaneous personal benefits in the amount of $10,561.

(7)
This amount includes (i) the Company's contributions to Mr. Osborne's 401(k) savings account in the amount of $22,455, (ii) a housing allowance in the amount of $16,800, (iii) reimbursement of taxes related to such housing allowance in the amount of $1,799 (this tax reimbursement ceased as of May 1, 2010), (iii) the incremental expense associated with Mr. Osborne's free aircraft travel, determined to be $9,715, (iv) reimbursement of taxes related to such travel, in the amount of $4,983 and (v) miscellaneous personal benefits in the amount of $9,695.

(8)
This amount includes (i) the Company's contributions to Ms. Falvey's 401(k) savings account in the amount of $19,712, (ii) the incremental expense associated with Ms. Falvey's free aircraft travel, determined to be $13,491, (iii) reimbursement of taxes related to such travel, in the amount of $8,227 and (iv) miscellaneous personal benefits in the amount of $10,197.

(9)
This amount includes (i) the Company's contributions to Mr. Taniguchi's 401(k) savings account in the amount of $18,744, (ii) the incremental expense associated with Mr. Taniguchi's free aircraft travel, determined to be $7,039, (iii) reimbursement of taxes related to such travel, in the amount of $2,925 and (iv) miscellaneous personal benefits in the amount of $10,235.

Grants of Plan-Based Awards

        The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2010 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	(#)	($)
Mark B. Dunkerley	5/25/2010				716,703	4,682,294
	—		678,598	1,200,000
Peter R. Ingram	2/12/2010				30,800	220,836
	—		263,750
David J. Osborne	2/12/2010				30,800	220,836
	—		239,219
Barbara D. Falvey	2/12/2010				26,000	186,420
	—		168,000
Glenn G. Taniguchi	2/12/2010				30,800	220,836
	—		159,750

(1)
This column reports the target bonus each named executive officer was eligible to earn in 2010 pursuant to the Company's 2006 Management Incentive Plan. Each named executive officer's bonus may be limited by the Company's bonus pool as described in the Compensation Discussion and Analysis section above. Mr. Dunkerley's employment agreement provides for a maximum bonus of 200% of his base salary.

(2)
As described in the Compensation Discussion and Analysis section above, Mr. Dunkerley was granted the Type A Restricted Stock Award and the Type B Restricted Stock Award, each subject to the performance metrics and vesting schedules described above, and each named executive officer other than Mr. Dunkerley was granted DSUs pursuant to the Stock Incentive Plan. The DSUs vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant. One share of Common Stock per DSU is to be delivered within 90 days following the earliest of February 12, 2013, a change in control of the Company, or the executive's death or disability.

(3)
This column shows the fair value of each DSU and Restricted Stock Award calculated in accordance with ASC 718.

 Outstanding Equity Awards At Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2010, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards							Stock Awards
	Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mark B. Dunkerley	6/10/2005		300,000	—	(1)	5.00	6/10/2015
	7/25/2005		744,000	—	(1)	4.62	7/25/2015
	11/8/2007	(2)	45,000	—	(1)	4.99	12/26/2012
	5/25/2010	(3)						477,802	3,745,968
	5/25/2010	(4)						69,922	548,188		168,979	1,324,795
Peter R. Ingram	11/16/2005		100,000	—	(5)	3.42	11/16/2015
	11/10/2006		100,000	—	(5)	4.40	11/10/2016
	11/12/2007		100,000	—	(5)	4.95	11/12/2017
	2/29/2008		40,000	20,000	(5)	5.20	2/28/2013
	2/29/2008							8,333	65,331	(5)
	2/20/2009		20,000	40,000	(5)	3.78	2/20/2014
	2/20/2009							16,666	130,661	(5)
	2/12/2010							30,800	241,472	(5)
David J. Osborne	7/25/2005		25,600	—	(6)	4.62	7/25/2015
	11/8/2006		59,984	—	(6)	4.36	11/8/2016
	8/29/2007		40,000	—	(6)	3.45	8/29/2017
	2/29/2008		40,000	20,000	(6)	5.20	2/28/2013
	2/29/2008							8,333	65,331	(6)
	2/20/2009		20,000	40,000	(6)	3.78	2/20/2014
	2/20/2009							16,666	130,661	(6)
	2/12/2010							30,800	241,472	(6)
Barbara D. Falvey	7/25/2005		60,473	—	(7)	4.62	7/25/2015
	8/29/2007		39,200	—	(7)	3.45	8/29/2017
	2/29/2008		26,667	13,333	(7)	5.20	2/28/2013
	2/29/2008							5,833	45,731	(7)
	2/20/2009		13,334	26,666	(7)	3.78	2/20/2014
	2/20/2009							11,666	91,461	(7)
	2/12/2010							26,000	203,840	(7)
Glenn G. Taniguchi	6/10/2005		9,236	—	(8)	5.00	6/10/2015
	2/29/2008		26,667	13,333	(8)	5.20	2/28/2013
	2/29/2008							5,833	45,731	(8)
	2/20/2009		—	26,666	(8)	3.78	2/20/2014
	2/20/2009							11,666	31,461	(8)
	2/12/2010							30,800	241,472	(8)

(1)
Mr. Dunkerley's options vest as follows: (i) with respect to the grant of options on June 10, 2005, 100,000 options vested on January 1, 2006, 100,000 options vested on January 1, 2007 and 100,000 options vested on January 1, 2008, (ii) with respect to the grant of options on July 25, 2005, 248,000 options vested on January 1, 2006, 248,000 options vested on January 1, 2007 and 248,000 options vested on January 1, 2008 and (iii) with respect to the grant of options on November 8, 2007, 75,000 options vested on November 8, 2008, 75,000 options vested on November 8, 2009 and 75,000 options vested on November 8, 2010.

(2)
Grant date represents the date the Compensation Committee granted the award to Mr. Dunkerley and determined the strike price. However, the grant date for accounting purposes in accordance with ASC 718 did not occur until Mr. Dunkerley's execution of his amended and restated employment agreement on December 26, 2007.

(3)
Mr. Dunkerley was granted 477,802 shares of restricted stock on May 25, 2010, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date, which was achieved in the Company's last two fiscal quarters of 2010. Therefore, the shares will vest as to 12/41 of the covered shares on each of the first three anniversaries of the grant date and as to the final 5/41 of the covered shares on November 7, 2013, subject to Mr. Dunkerley's continued employment with the Company. Vesting of the restricted stock is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(4)
Mr. Dunkerley was granted 238,901 shares of restricted stock on May 25, 2010, which vest: (i) with respect to 12/41 of the shares (the "First Tranche"), on May 25, 2011, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $7.70 per share over any 20 trading day period, (ii) with respect to an additional 12/41 of the shares (the "Second Tranche"), on May 25, 2012, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $8.46 per share over any 20 trading day period commencing on May 25, 2011 and ending on May 25, 2012, (iii) with respect to an additional 12/41 of the shares (the "Third Tranche"), on May 25, 2013, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $9.10 per share over any 20 day period commencing on May 25, 2012 and ending on May 25, 2013, and (iv) with respect to the final 5/41 of the shares, on November 7, 2013, but only if the volume weighted average closing price of the Company's common stock equals or exceeds $9.10 per share over any 20 day period commencing on May 25, 2012 and ending on November 7, 2013. In the event that the target price for the First, Second or Third Tranches is not achieved during the first, second or third years, respectively, following May 25, 2010, but is subsequently achieved for a twenty trading day period ending after the first, second or third anniversaries, respectively, of May 25, 2010 and prior to November 7, 2013, then such tranche shall vest on such date, subject to Mr. Dunkerley's continued employment. Vesting of the restricted stock is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(5)
Mr. Ingram's options and stock awards vest as follows: (i) with respect to the grant of options on November 16, 2005, 33,334 options vested on November 16, 2006, 33,333 vested on November 16, 2007 and 33,333 options vested on November 16, 2008, (ii) with respect to the grant of options on November 10, 2006, 33,334 options vested on November 10, 2007, 33,333 options vested on November 10, 2008 and 33,333 options vested on November 10, 2009, (iii) with respect to the grant of options on November 12, 2007, 33,334 options vested on November 12, 2008, 33,333 options vested on November 12, 2009 and 33,333 options vested on November 12, 2010, (iv) with respect to the grant of options on February 29, 2008, 20,000 options vested on March 1, 2009, 20,000 options vested on March 1, 2010 and 20,000 options vested on March 1, 2011, (v) with respect to the grant of DSUs on February 29, 2008, 8,334 DSUs vested on March 1, 2009, 8,333 DSUs vested on March 1, 2010 and 8,333 DSUs vested on March 1, 2011, (vi) with respect to the grant of options on February 20, 2009, 20,000 options vested on February 20, 2010, 20,000 options vested on February 20, 2011 and 20,000 options vest on February 20, 2012, (vii) with respect to the grant of DSUs on February 20, 2009, 8,334 DSUs vested on February 20, 2010, 8,333 DSUs vested on February 20, 2011 and 8,333 DSUs vest on February 20, 2012, and (viii) with respect to the grant of DSUs on February 12, 2010, 10,267 DSUs vested on February 12, 2011, 10,267 DSUs vest on February 12, 2012 and 10,266 DSUs vest on February 12, 2013. Mr. Ingram's option and stock awards vest in full upon a change in control of the Company. The shares of Common Stock underlying each DSU award are distributable within 90 days following the earliest of the three-year anniversary of the DSU grant date, a change in control of the Company, or the executive's death or disability.

(6)
Mr. Osborne's options and stock awards vest as follows: (i) with respect to the grant of options on July 25, 2005, 25,300 options vested on May 16, 2006, and 25,300 options vested on May 16, 2007, (ii) with respect to the grant of options on November 8, 2006, 59,984 options vested on November 8, 2009, (iii) with respect to the grant of options on August 29, 2007, 13,334 options vested on August 29, 2008, 13,333 options vested on August 29, 2009 and 13,333 options vest on August 29, 2010, (iv) with respect to the grant of options on February 29, 2008, 20,000 options vested on March 1, 2009, 20,000 options vested on March 1, 2010 and 20,000 options vested on March 1, 2011, (v) with respect to the grant of DSUs on February 29, 2008, 8,334 DSUs vested on March 1, 2009, 8,333 DSUs vested on March 1, 2010 and 8,333 DSUs vested on March 1, 2011, (vi) with respect to the grant of options on February 20, 2009, 20,000 options vested on February 20, 2010, 20,000 options vested on February 20, 2011 and 20,000 options vest on February 20, 2012, (vii) with respect to the grant of DSUs on February 20, 2009, 8,334 DSUs vested on February 20, 2010, 8,333 DSUs vested on February 20, 2011 and 8,333 DSUs vest on February 20, 2012, and (viii) with respect to the grant of DSUs on February 12, 2010, 10,267 DSUs vested on February 12, 2011, 10,267 DSUs vest on February 12, 2012 and 10,266 DSUs vest on February 12, 2013. Mr. Osborne's option and stock awards vest in full upon a change in control of the Company. The shares of Common Stock underlying each DSU award are distributable within 90 days following the earliest of the three-year anniversary of the DSU grant date, a change in control of the Company, or the executive's death or disability.

(7)
Ms. Falvey's options and stock awards vest as follows: (i) with respect to the grant of options on July 25, 2005, 55,333 options vested on July 11, 2006, 55,333 options vested on July 11, 2007 and 55,334 options vested on July 11, 2008, (ii) with respect to the grant of options on August 29, 2007, 13,334 options vested on August 29, 2008, 13,333 options vested on August 29, 2009 and 13,333 options vested on August 29, 2010, (iii) with respect to the grant of options on February 29, 2008, 13,334 options vested on March 1, 2009, 13,333 options vested on March 1, 2010 and 13,333 options vested on March 1, 2011 (iv) with respect to the grant of DSUs on February 29, 2008, 5,834 DSUs vested on March 1, 2009, 5,833 DSUs vested on March 1, 2010 and 5,833 DSUs vested on March 1, 2011, (v) with respect to the grant of options on February 20, 2009, 13,334 options vested on February 20, 2010, 13,333 options vested on February 20, 2011 and 13,333 options vest on February 20, 2012, (vi) with respect to the grant of DSUs on February 20, 2009, 5,834 DSUs vested on February 20, 2010, 5,833 DSUs vested on February 20, 2011 and 5,833 DSUs vest on February 20, 2012, and (vii) with respect to the grant of DSUs on February 12, 2010, 8,833 DSUs vested on February 12, 2011, 8,833 DSUs vest on February 12, 2012 and 8,834 DSUs vest on February 12, 2013. Ms. Falvey's option and stock awards vest in full upon a change in control of the Company. The shares of Common Stock underlying each DSU award are distributable within 90 days following the earliest of the three-year anniversary of the DSU grant date, a change in control of the Company, or the executive's death or disability.

(8)
Mr. Taniguchi's options and stock awards vest as follows: (i) with respect to the grant of options on June 10, 2005, 9,236 options vested on June 10, 2008, (ii) with respect to the grant of options on February 29, 2008, 13,334 options vested on March 1, 2009, 13,333 options vested on March 1, 2010 and 13,333 options vested on March 1, 2011 (iii) with respect to the grant of DSUs on February 29, 2008, 5,834 DSUs vested on March 1, 2009, 5,833 DSUs vested on March 1, 2010 and 5,833 DSUs vested on March 1, 2011, (iv) with respect to the grant of options on February 20, 2009, 13,334 options vested on February 20, 2010, 13,333 options vested on February 20, 2011 and 13,333 options vest on February 20, 2012, (v) with respect to the grant of DSUs on February 20, 2009, 5,834 DSUs vested on February 20, 2010, 5,833 DSUs vested on February 20, 2011 and 5,833 DSUs vest on February 20, 2012, and (vi) with respect to the grant of DSUs on February 12, 2010, 10,267 DSUs vested on February 12, 2011, 10,267 DSUs vest on February 12, 2012 and 10,266 DSUs vest on February 12, 2013. Mr. Taniguchi's option and stock awards vest in full upon a change in control of the Company. The shares of Common Stock underlying each DSU award are distributable within 90 days following the earliest of the three-year anniversary of the DSU grant date, a change in control of the Company, or the executive's death or disability.

 Option Exercises and Stock Vested

        The following table shows the stock options exercised and stock awards vested during the fiscal year 2010, to each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark B. Dunkerley(1)	180,000	558,484	258,334	1,893,588
Peter R. Ingram(2)	—	—	16,667	132,919
David J. Osborne(3)	—	—	16,667	132,919
Barbara D. Falvey(4)	200	950	11,667	93,044
Glenn G. Taniguchi(5)	43,967	180,471	11,667	93,044

(1)
Mr. Dunkerley exercised 180,000 options with a strike price of $4.99 on December 15, 2010. Mr. Dunkerley also vested in 183,334 shares pursuant to a DSU award granted on December 26, 2007 and 75,000 shares pursuant to a restricted stock award granted on November 8, 2007.

(2)
Mr. Ingram vested in 16,667 shares pursuant to DSU awards granted on February 29, 2008 and February 20, 2009.

(3)
Mr. Osborne vested in 16,667 shares pursuant to DSU awards granted on February 29, 2008 and February 20, 2009.

(4)
Ms. Falvey exercised 200 options with a strike price of $3.45 on December 15, 2010. Ms. Falvey also vested in 11,667 shares pursuant to DSU awards granted on February 29, 2008 and February 20, 2009.

(5)
Mr. Taniguchi exercised 43,967 options on December 16, 2010 with the following strike prices:

    9,300 options with a strike price of $4.62
    8,000 options with a strike price of $4.36
    13,334 options with a strike price of $3.78
    13,333 options with a strike price of $3.45

  Mr. Taniguchi also vested in 11,667 shares pursuant to DSU awards granted on February 29, 2008 and February 20, 2009.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark B. Dunkerley	—	—	154,000	—	4,004,000
Peter R. Ingram	—	220,836	62,636	—	633,472
David J. Osborne	—	220,836	62,636	—	633,472
Barbara D. Falvey	—	186,420	46,820	—	478,872
Glenn G. Taniguchi	—	220,836	50,036	—	515,872

(1)
For purposes of this table, registrant contributions are calculated as the number of DSUs granted in the fiscal year multiplied by the fair market value of the corresponding number of shares of Common Stock that may be delivered with respect to such DSUs.

(2)
Earnings are calculated by multiplying the number of outstanding DSUs by the increase in the Company's stock price since December 31, 2009 for DSUs granted prior to January 1, 2010, or the February 12, 2010 grant date in the case of DSUs granted in 2010.

        The table above reports the compensation that may be received by each named executive officer pursuant to outstanding DSU awards. With respect to Mr. Ingram, Mr. Osborne, Ms. Falvey and Mr. Taniguchi, DSUs granted in fiscal year 2008 vest in three substantially equal installments on March 1, 2009, March 1, 2010 and March 1, 2011 provided that the applicable named executive officer remains employed during such period. Shares of Common Stock will be delivered with respect to such DSUs no later than 90 days following the earliest of the following: March 1, 2011, a change in control of the Company, or the applicable executive's death or disability. With respect to Mr. Ingram, Mr. Osborne, Ms. Falvey and Mr. Taniguchi, DSUs granted in fiscal year 2009 vest in three substantially equal installments on February 20, 2010, February 20, 2011 and February 20, 2012 provided that the applicable named executive officer remains employed during such period. Shares of Common Stock will be delivered with respect to such DSUs no later than 90 days following the earliest of the following: February 20, 2012, a change in control of the Company, or the applicable executive's death or disability. With respect to Mr. Ingram, Mr. Osborne, Ms. Falvey and Mr. Taniguchi, DSUs granted in fiscal year 2010 vest in three substantially equal installments on February 12, 2011, February 12, 2012 and February 12, 2013 provided that the applicable named executive officer remains employed during such period. Shares of Common Stock will be delivered with respect to such DSUs no later than 90 days following the earliest of the following: February 12, 2013, a change in control of the Company, or the applicable executive's death or disability. With respect to Mr. Dunkerley's DSUs granted in fiscal year 2007, 183,333 vested on January 1, 2009, 183,333 vested on November 8, 2009 and 183,334 vested on November 8, 2010. The shares of Common Stock underlying such DSUs were distributed as follows: (i) 366,666 shares of Common Stock were distributed on February 8, 2010 and (ii) 183,334 shares of Common Stock we distributed on March 16, 2011. Each named executive officer will forfeit any unpaid DSUs upon termination of employment with the Company for cause.

 Potential Payments Upon Termination or Change in Control

        We have entered into agreements that will require us to provide compensation to the officers named in the Summary Compensation Table in the event of such executive officer's termination of employment or a change in control of the Company. Each named executive officer is required pursuant to the terms of his or her employment agreement to adhere to certain restrictive covenants in order to receive the severance payments specified below. The amount of compensation payable to each such executive in each situation is listed in the tables below, and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2010.

  Mr. Dunkerley.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2010 for Mr. Dunkerley. Mr. Dunkerley is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, or For Good Reason(1)	Death(2)	Disability(3)	Change in Control(4)
Lump Sum Payment	$1,878,750	$—	$—	$1,878,750
Performance/Incentive Bonus(5)	678,598	678,598	678,598	678,598
Stock Awards(6)	4,294,156	—	—	4,294,156
Insurance Proceeds	—	300,000	2,343,000	—
Insurance Premium Reimbursement (Life, Medical and AD&D)	28,062	—	—	28,062
Travel Benefits(7)	—	—	—	—
Tax Gross Up(8)	—	—	—	—

Total	6,879,566	978,598	3,021,598	6,879,566

(1)
Mr. Dunkerley's employment agreement provides him with severance payments in a lump-sum cash payment equal to three times his base salary plus his average annual bonus received in the prior 36 months, up to a maximum payment of $3,000,000 and (i) a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with a specified target rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m), (ii) continued medical, life insurance and disability benefits until November 7, 2013, (iii) continued travel benefits on Hawaiian's commercial aircraft for Mr. Dunkerley, his spouse or domestic partner and his dependents for the remainder of Mr. Dunkerley's life, up to an annual maximum of $25,000 of imputed taxable income per calendar year, (iv) 100% vesting acceleration of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied or deemed satisfied and (v) reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii upon (1) termination of employment by the Company without "Cause" or (2) termination of employment by Mr. Dunkerley for "Good Reason." Such severance is subject to Mr. Dunkerley entering into a release of claims in favor of the Company, and if Mr. Dunkerley violates certain non-competition, non-disparagement or non-solicitation provisions of his employment agreement, severance benefits shall cease being paid, and in some situations the Company may seek repayment of severance benefits already paid. Mr. Dunkerley's continued insurance premiums and travel benefits are calculated based on the Company's fiscal 2010 expense for such benefits. Under Mr. Dunkerley's employment agreement: (a) "Cause" means (i) a material breach by Mr. Dunkerley of his obligations under his employment agreement, after he has been given written notice specifying the breach and has been provided a thirty day opportunity to cure, including, without limitation, willful neglect of Mr. Dunkerley's duties or Mr. Dunkerley's willful failure (other than any such failure resulting from the termination of Mr. Dunkerley's employment for death, disability, retirement or "Good Reason") to implement or adhere to policies established by, or directives of, the Board of Directors, (ii) Mr. Dunkerley is convicted of, or pleads guilty or no contest to a felony, or written evidence is presented to the Board of Directors that Mr. Dunkerley engaged in a crime that may have an adverse impact on the Company's reputation and standing in the community, and (iii) Mr. Dunkerley has committed fraud in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others; and (b) "Good Reason" means (i) the assignment to Mr. Dunkerley of any duties that are materially inconsistent with his duties as chief executive officer, or that reflect a material reduction of his powers and responsibilities, (ii) Mr. Dunkerley ceasing to report solely to the Board of Directors, (iii) a negative change to Mr. Dunkerley's title, (iv) the Company's material breach of any of the provisions of Mr. Dunkerley's employment agreement, or a material adverse change in the conditions of Mr. Dunkerley's employment, including, without limitation, a failure by the Company to provide Mr. Dunkerley with incentive compensation and benefit plans that provide comparable benefits and amounts as such type of programs as are provided to other Company executive officers, (v) the relocation of the Company's principal executive offices to a location outside of the Honolulu area or the Company's requiring that Mr. Dunkerley be based anywhere other than the Company's principal executive offices, except for travel on Company business to an extent substantially consistent with Mr. Dunkerley's position and responsibilities, (vi) following a "Change in Control" of the Company (as defined in note 4 below), Mr. Dunkerley not remaining as the chief executive officer of a successor publicly-traded Company or (vi) a failure by the Company to maintain directors' and officers' insurance as set forth in Mr. Dunkerley's employment agreement.

(2)
The Company is self-insured with respect to the life insurance covering Mr. Dunkerley. The Company will be required to pay $300,000 in a lump sum in the event of Mr. Dunkerley's death.

(3)
Pursuant to Mr. Dunkerley's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Dunkerley's employment were terminated as a result of his disability on December 31, 2010, Mr. Dunkerley would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(4)
Under Mr. Dunkerley's employment agreement, a "Change in Control" means any of the following (a) any person or persons acting together that would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 40% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the "Voting Stock") or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 40% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 40% of the economic interests in the Company or any successor entity of the Company; (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company or (e) a change in the composition of the Board of Directors, as a result of which, fewer than one-half of the incumbent directors (without including directors who are appointed as part of the union contract) are directors who either (i) had been directors, other than directors who are appointed as part of the union contract, of the Company on the effective date of

  Mr. Dunkerley's employment agreement (the "Original Directors") or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination or directors whose election or nomination was previously so approved.

(5)
Pursuant to Mr. Dunkerley's employment agreement, if Mr. Dunkerley's employment is terminated as a result of his death, disability, by the Company without "Cause" or by Mr. Dunkerley for "Good Reason," Mr. Dunkerley shall be entitled to receive a performance/incentive bonus for such year in which Mr. Dunkerley's employment is terminated, subject to attaining the requisite performance milestones, with a rating of 1.0 for all objectives that are not intended to constitute performance-based compensation under Internal Revenue Code Section 162(m).

(6)
Pursuant to Mr. Dunkerley's employment agreement, the vesting of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) by the number of shares of Common Stock underlying the unvested restricted stock held by Mr. Dunkerley on December 31, 2010. (For purposes of this calculation, it is assumed that all of Mr. Dunkerley's restricted stock will vest upon a change in control.)

(7)
Pursuant to Mr. Dunkerley's employment agreement, Mr. Dunkerley's employment is terminated as a result of his death, disability, by the Company without "Cause" or by Mr. Dunkerley for "Good Reason," Mr. Dunkerley, his spouse or domestic partner and his dependents shall be entitled to continued travel benefits on Hawaiian's commercial aircraft for the remainder of Mr. Dunkerley's life, up to an annual maximum of $25,000 of imputed taxable income per calendar year.

(8)
In the event any payment or distribution to Mr. Dunkerley on account of a "Change in Control" occurring prior to May 25, 2011 results in any excise tax, or any interest or penalties with respect to such excise tax, under Internal Revenue Code Sections 280G or 4999 (imposing an excise tax on "excess parachute payments," as defined in Section 280G of the Internal Revenue Code), Mr. Dunkerley is entitled to a gross-up payment to fully offset such taxes and related taxes on the gross-up payment. This excise tax gross-up provision expires on May 25, 2011. For "Changes in Control" on or after May 25, 2011, Mr. Dunkerley receives a "best results" excise tax treatment, whereby Mr. Dunkerley either pays the excise taxes under Internal Revenue Code Sections 280G or 4999 or has his payments and benefits reduced to a level whereby the excise taxes are not triggered, whichever is economically superior for Mr. Dunkerley.

  Mr. Ingram.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2010 for Mr. Ingram. Mr. Ingram's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company. Mr. Ingram is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Lump Sum Payment	$379,725	$—	$—	$—
Performance/Incentive Bonus(4)	263,750	—	—	—
Stock Options (Accelerated Vesting)	—	—	—	215,200
Stock Awards(5)	—	437,464	437,464	633,472
Insurance Proceeds	—	—	2,684,000	—

Total	643,475	437,464	3,121,464	848,672

(1)
Mr. Ingram's employment agreement provides him with a lump sum severance payment upon termination of employment by the Company without "Cause" equal to his current annual base salary and his annual insurance premiums for medical and dental coverage. Under Mr. Ingram's employment agreement, "Cause" means (i) a material breach of the agreement by Mr. Ingram, including without limitation, repeated neglect of Mr. Ingram's duties, Mr. Ingram's repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Ingram's repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Ingram stating the reason for such breach and providing Mr. Ingram thirty (30) days opportunity to cure, provided however that such notice and opportunity to cure shall not be required to be provided more than three (3) times during the Employment Period (as defined in the agreement) prior to termination, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules.

(2)
Pursuant to Mr. Ingram's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Ingram's employment were terminated as a result of his disability on December 31, 2010, Mr. Ingram would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Pursuant to Mr. Ingram's stock option agreements, all unvested options granted to Mr. Ingram become immediately fully vested and exercisable upon a "Change in Control" of the Company. Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Ingram at December 31, 2010.

Under the Company's stock option agreements with named executive officers (other than Mr. Dunkerley), a "Change in Control" means any of the following (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than by an employee benefit plan or in certain restructurings or combinations that do not affect the effective control of the Company by the stockholders immediately prior thereto, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); (b) the occurrence of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 50% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities; (c) the occurrence of (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or (d) during any period of twelve (12) consecutive months, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

(4)
Pursuant to Mr. Ingram's employment agreement, if Mr. Ingram's employment is terminated by the Company without "Cause," Mr. Ingram shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(5)
The vesting of Mr. Ingram's DSUs is accelerated upon a change in control, and delivery of Mr. Ingram's DSUs is accelerated upon death, disability or a change in control. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) by the number of shares of Common Stock underlying the vested DSUs held by Mr. Ingram at December 31, 2010 (in the case of death or disability) or by the number of shares of Common Stock underlying all DSUs held by Mr. Ingram at December 31, 2010 (in the case of a change in control).

  Mr. Osborne.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of

December 31, 2010 for Mr. Osborne. Mr. Osborne's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Lump Sum Payment	$343,417	$—	$—	$—
Performance/Incentive Bonus(4)	239,219	—	—	—
Stock Options (Accelerated Vesting)	—	—	—	215,200
Stock Awards(5)	—	437,464	437,464	633,472
Insurance Proceeds	—	—	1,485,000	—

Total	582,636	437,464	1,922,464	848,672

(1)
Mr. Osborne's Executive Severance Agreement provides him with a lump sum severance payment, to be paid within 30 days of termination of employment by the Company without "Cause" equal to his current annual base salary and his annual insurance premiums for medical and dental coverage. Under the Mr. Osborne's Executive Severance Agreement, "Cause" means a good faith finding by the Company of any of the following: (a) repeated neglect by Mr. Osborne of his employment duties, Mr. Osborne's repeated material lack of diligence and attention in performing his employment duties, or Mr. Osborne's repeated failure to implement or adhere to Company policies; (b) conduct of a criminal nature that may have an adverse impact on the Company's reputation in the community; (c) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (d) conduct at any time or place which is detrimental to the Company's reputation and/or goodwill among its customers and/or the community; (e) conduct in violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines; (f) material violation of the Company's House Rules.

(2)
Pursuant to Mr. Osborne's Executive Severance Agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Osborne's employment were terminated as a result of his disability on December 31, 2010, Mr. Osborne would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Pursuant to Mr. Osborne's stock option agreements, all unvested options granted to Mr. Osborne become immediately fully vested and exercisable upon a "Change in Control" of the Company (as defined in footnote 3 to the termination table for Mr. Ingram above). Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Osborne at December 31, 2010.

(4)
Pursuant to Mr. Osborne's Executive Severance Agreement, if Mr. Osborne's employment is terminated by the Company without "Cause," Mr. Osborne shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(5)
The vesting of Mr. Osborne's DSUs is accelerated upon a change in control, and delivery of Mr. Osborne's DSUs is accelerated upon death, disability or a change in control. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) by the number of shares of Common Stock underlying the vested DSUs held by Mr. Osborne at December 31, 2010 (in the case of death or disability) or by the number of shares of Common Stock underlying all DSUs held by Mr. Osborne at December 31, 2010 (in the case of a change in control).

  Ms. Falvey.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2010 for Ms. Falvey. Ms. Falvey's receipt of any severance payments below is subject to her execution and non-revocation of a general release and waiver of claims against the Company. Ms. Falvey is bound by the terms of the noncompetition provisions of her employment agreement for a period of 12 months following the effective date of her termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Lump Sum Payment	$289,252	$—	$—	$—
Performance/Incentive Bonus(4)	168,000	—	—	—
Stock Options (Accelerated Vesting)	—	—	—	143,463
Stock Awards(5)	—	341,032	341,032	478,240
Insurance Proceeds	—	—	1,848,000	—

Total	457,252	341,032	2,189,032	621,703

(1)
Ms. Falvey's employment agreement provides her with a lump sum severance payment upon termination of employment by the Company without "Cause" equal to her current annual base salary and her annual insurance premiums for medical and dental coverage. Under Ms. Falvey's employment agreement, "Cause" means (i) a material breach of the agreement by Ms. Falvey, including without limitation, repeated neglect of Ms. Falvey's duties, Ms. Falvey's repeated material lack of diligence and attention in performing services as provided in the agreement, or Ms. Falvey's repeated failure to implement or adhere to Company policies, in each case after notice to Ms. Falvey stating the reason for such breach and providing Ms. Falvey thirty (30) days opportunity to cure, provided however that such notice and opportunity to cure shall not be required to be provided more than three (3) times during the Employment Period (as defined in the agreement) prior to termination, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company's reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company's corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company's House Rules.

(2)
Pursuant to Ms. Falvey's employment agreement, she is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Ms. Falvey's employment were terminated as a result of her disability on December 31, 2010, Ms. Falvey would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Pursuant to Ms. Falvey's stock option agreements, all unvested options granted to Ms. Falvey become immediately fully vested and exercisable upon a "Change in Control" of the Company (as defined in footnote 3 to the termination table for Mr. Ingram above). Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Ms. Falvey at December 31, 2010.

(4)
Pursuant to Ms. Falvey's employment agreement, if Ms. Falvey's employment is terminated by the Company without "Cause," Ms. Falvey shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which she worked prior to termination, subject to the attainment of the applicable performance metrics, and with an "on target" rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

(5)
The vesting of Ms. Falvey's DSUs is accelerated upon a change in control, and delivery of Ms. Falvey's DSUs is accelerated upon death, disability or a change in control. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) by the number of shares of Common Stock underlying the vested DSUs held by Ms. Falvey at December 31, 2010 (in the case of death or disability) or by the number of shares of Common Stock underlying all DSUs held by Ms. Falvey at December 31, 2010 (in the case of a change in control).

  Mr. Taniguchi.

        The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company's employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2010 for Mr. Taniguchi. Mr. Taniguchi's receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause(1)	Death	Disability(2)	Change in Control(3)
Base Salary	$280,000	$—	$—	$—
Stock Options (Accelerated Vesting)	—	—	—	143,463
Stock Awards(4)	—	378,664	378,664	515,872
Insurance Proceeds	—	—	—	—
Insurance Premiums (Medical and Dental)	9,423	—	—	—
Travel and Other Benefits	9,963	—	—	—

Total	299,386	378,664	378,664	659,335

(1)
Mr. Taniguchi's employment agreement provides him with severance payments upon termination of employment by the Company without "Cause" consisting of 12 months continued base salary and 12 months continued medical, dental, travel and other benefits. The dollar value in the table represents Mr. Taniguchi's travel and other benefits and insurance premiums for fiscal 2010. Under Mr. Taniguchi's employment agreement, "Cause" means (i) a material breach of the agreement by Mr. Taniguchi, including without limitation, repeated willful neglect of Mr. Taniguchi's duties, Mr. Taniguchi's material lack of diligence and attention in performing services as provided in the agreement, or Mr. Taniguchi's repeated willful failure to implement or adhere to Company policies, (ii) conduct of a criminal nature that may have a material adverse impact on the Company's reputation and standing in the community and (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others.

(2)
Pursuant to Mr. Taniguchi's employment agreement, he is entitled to participate in the Company's executive long-term disability plan, pursuant to which, if Mr. Taniguchi's employment were terminated as a result of his disability on December 31, 2010, Mr. Taniguchi would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above. Mr. Taniguchi turned 65 prior to December 31, 2010.

(3)
Pursuant to Mr. Taniguchi's stock option agreements, all unvested options granted to Mr. Taniguchi become immediately fully vested and exercisable upon a "Change in Control" of the Company (as defined in footnote 3 to the termination table for Mr. Ingram above). Regarding stock options, the dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) and the exercise price of the unvested awards, multiplied by the number of shares of Common Stock underlying the unvested options held by Mr. Taniguchi at December 31, 2010.

(4)
The vesting of Mr. Taniguchi's DSUs is accelerated upon a change in control, and delivery of Mr. Taniguchi's DSUs is accelerated upon death, disability or a change in control. The dollar values in the table are calculated by multiplying the closing sales price of the Company's Common Stock on December 31, 2010 ($7.84) by the number of shares of Common Stock underlying the vested DSUs held by Mr. Taniguchi at December 31, 2010 (in the case of death or disability) or by the number of shares of Common Stock underlying all DSUs held by Mr. Taniguchi at December 31, 2010 (in the case of a change in control).

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, our Compensation Committee included Mr. Budge, Mr. Carty, Mr. Kobayashi and Ms. Rose. No member of the Compensation Committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 1, 2011 (except as otherwise noted in the footnotes) of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options and warrants). The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of March 1, 2011. The table is based on 52,291,091 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of March 1, 2011.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
Thompson, Siegel & Walmsley LLC 6806 Paragon Place, Suite 300 Richmond, VA 23230	3,131,089	(1)	6.0% of Common Stock
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,090,241	(2)	5.9% of Common Stock
International Association of Machinists and Aerospace Workers 1771 Commerce Drive, Ste. 103 Elk Grove, IL 60007 Attn: Rich Delaney	1		100% of Series B Special Preferred Stock (constituting 33.3% of all Special Preferred Stock)
Association of Flight Attendants 501 Third Street, N.W., 9th Floor Washington, DC 20005-4006 Attn: Edward Gilmartin, Esq.	1		100% of Series C Special Preferred Stock (constituting 33.3% of all Special Preferred Stock)
Hawaiian Master Executive Council c/o Air Line Pilots Association 3375 Koapaka Street, Suite F-238-10 Honolulu, HI 96819 Attn: Master Chair, Hawaiian MEC	1		100% of Series D Special Preferred Stock (constituting 33.3% of all Special Preferred Stock)
Gregory S. Anderson**	9,999	(3)	Common Stock*
Brian E. Boyer(4)**	0		Common Stock*
L. Todd Budge**	25,000	(5)	Common Stock*
Donald J. Carty**	330,612	(6)	Common Stock*
Mark B. Dunkerley**	2,288,567	(7)	4.4% of Common Stock
Lawrence S. Hershfield**	1,032,378	(8)	2.0% of Common Stock
Randall L. Jenson**	905,067	(9)	1.7% of Common Stock
Bert T. Kobayashi, Jr.**	30,399	(10)	Common Stock*
Samson Poomaihealani(11)**	0		Common Stock*

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
Crystal K. Rose**	25,000	(12)	Common Stock*
William S. Swelbar**	15,000	(13)	Common Stock*
Barbara D. Falvey**	166,940	(14)	Common Stock*
Peter R. Ingram**	413,190	(15)	Common Stock*
David J. Osborne**	225,584	(16)	Common Stock*
Glenn G. Taniguchi**	62,569	(17)	Common Stock*
Directors and executive officers as a group (17 persons)	5,743,306	(18)	11.0% of Common Stock

*
Less than 1%

**
Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)
Based solely on information reported by Thompson, Siegel & Walmsley LLC ("TSW") on Schedule 13G filed with the SEC on February 14, 2011, TSW has (i) sole voting power with respect to 2,403,889 of the reported shares; (ii) shared voting power with respect to 727,200 of the reported shares; and (iii) sole dispositive power with respect to all of the reported shares.

(2)
Based solely on information reported by BlackRock, Inc. ("BlackRock") on Schedule 13G/A filed with the SEC on February 4, 2011, BlackRock has sole voting and dispositive power with respect to all reported shares.

(3)
Represents 9,999 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(4)
Mr. Boyer was appointed to the Board of Directors on November 16, 2010.

(5)
Represents 25,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(6)
Represents (i) 325,612 shares of Common Stock owned directly by Mr. Carty and (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(7)
Represents (i) 1,016,234 shares of Common Stock (including 716,703 shares underlying restricted stock awards) owned directly by Mr. Dunkerley, (ii) 1,089,000 shares of Common Stock underlying stock options that are currently exercisable and (iii) 183,333 shares of Common Stock underlying deferred stock units that were distributed March 16, 2011.

(8)
Represents (i) 788,567 shares of Common Stock beneficially held through RC Aviation Management, LLC ("RC Aviation Management"), (ii) 93,811 shares of Common Stock owned directly by Mr. Hershfield and (iii) 150,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(9)
Represents (i) 788,567 shares of Common Stock beneficially held through RC Aviation Management, (ii) 6,500 shares of Common Stock owned directly by Mr. Jenson and (iii) 110,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(10)
Represents (1) 12,400 shares of Common Stock owned directly by Mr. Kobayashi, (ii) 3,000 shares of Common Stock owned by Mr. Kobayashi's wife and (iii) 14,999 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(11)
Mr. Poomaihealani was appointed to the Board of Directors on October 15, 2010.

(12)
Represents 25,000 shares of Common Stock underlying stock options that exercisable within 60 days of March 1, 2011.

(13)
Represents 15,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(14)
Represents 166,940 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(15)
Represents (i) 13,190 shares of Common Stock owned directly by Mr. Ingram and (ii) 400,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(16)
Represents 225,584 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(17)
Represents 62,569 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

(18)
Represents (i) 3,266,214 shares of Common Stock beneficially owned by all of our directors and executive officers and (ii) 2,477,092 shares of Common Stock underlying stock options that are exercisable within 60 days of March 1, 2011.

Special Preferred Stock

        The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Mr. Poomaihealani is the IAM's designee to the Board of Directors, Mr. Swelbar is the AFA's designee to the Board of Directors and Mr. Boyer is the ALPA's designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting. Each Union, as a holder of Special Preferred Stock, has the right to designate a nominee to fill a vacancy on the Board of Directors caused by the removal, resignation or death of a director whom such holder is entitled to nominate pursuant to our Amended By-laws. If such vacancy is not filled by the Board of Directors within 30 days of such nomination, such vacancy may be filled by the written consent of the applicable holder of Special Preferred Stock. In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

Changes In Control

        We are not aware of any arrangement that might result in a change in control in the future.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides the specified information as of December 31, 2010, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,825,428	(2)	$4.54	7,664,352
Equity compensation plans not approved by security holders	—		—	—

Total	3,825,428		$4.54	7,664,352

(1)
Table does not include 1.5 million shares of our Common Stock which were distributed to Hawaiian's employees pursuant to the Hawaiian Airlines, Inc. Stock Bonus Plan in 2006 and 2007.

(2)
Includes 2,905,595 shares subject to outstanding options and 919,833 shares subject to deferred stock units.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director's continued service in light of that change.

Related Party Transactions

        In 2005, RC Aviation LLC ("RC Aviation") received a warrant to purchase shares of the Company's common stock at an exercise price of $7.20 per share (the "Common Stock Warrant"), which warrant was subsequently transferred to RC Aviation's members, including RC Aviation Management LLC ("RC Aviation Management"). The Common Stock Warrant expired on June 1, 2010. A special committee of the Company's Board of Directors approved the original issuance of the Common Stock Warrant to RC Aviation, and received a fairness opinion in connection therewith. In connection with the granting of the Common Stock Warrant, the Company and RC Aviation also entered into a Registration Rights Agreement relating to the registration of shares of Common Stock issuable upon exercise of the Common Stock Warrant. Lawrence S. Hershfield, the chair of our Board of Directors, is the Chief Executive Officer and President of RC Aviation Management, and Randall L. Jenson, a member of our Board of Directors, is the Vice President and Secretary of RC Aviation Management.

        During 2010, the Company purchased approximately $789,000 in computer equipment and related services from Dell, Inc. ("Dell") and did not have a significant payable balance as of December 31, 2010. Board member Donald J. Carty was formerly employed as Vice Chairman and Chief Financial Officer of Dell and currently serves on Dell's Board of Directors.

 REPORT OF THE AUDIT COMMITTEE

        The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company's management. The Audit Committee's purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.

        The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2010 and discussed such statements with management. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380), as currently in effect.

        The Audit Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence), and discussed with Ernst & Young its independence.

        Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2011.

        This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

The Audit Committee

Gregory S. Anderson, Chairman
Donald J. Carty
L. Todd Budge
Bert T. Kobayashi, Jr.

April 19, 2011

 PROPOSAL 2: RATIFICATION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2011

        The Audit Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2010 fiscal year were audited and reported upon by Ernst & Young.

        Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.

        Neither our Amended By-Laws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2010 and 2009.

Audit Fees

        Fees for audit services rendered by Ernst & Young to us totaled $1.3 million and $1.5 million for 2010 and 2009, respectively. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Audit Related Fees

        Fees for audit-related services rendered by Ernst & Young to us totaled $0.1 million and $0.1 million in 2010 and 2009, respectively, consisting entirely of fees for the audit of Hawaiian's employee benefit plans in 2010 and 2009. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Tax Fees

        Fees for tax services rendered by Ernst & Young to us totaled $0.2 million and $0.2 million in 2010 and 2009, respectively. Tax fees consist primarily of fees for the preparation of federal, state and foreign tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Other Fees

        Ernst & Young did not provide any professional services during fiscal 2010 other than those described under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees." Ernst & Young did not provide any professional services during fiscal 2009 other than those described under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Audit Committee Pre-Approval Policies

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, whereby it may pre-approve the provision of services to us by the independent auditors. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit-related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST &YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL NO. 3: APPROVAL OF THE MATERIAL TERMS OF
THE 2006 MANAGEMENT INCENTIVE PLAN FOR PURPOSES OF
QUALIFYING UNDER INTERNAL REVENUE CODE SECTION 162(m)

        In 2006, the Board of Directors (upon recommendation of the Compensation Committee) adopted the 2006 Incentive Plan, and our stockholders approved the 2006 Incentive Plan. Under Internal Revenue Service rules, we are required to obtain stockholder approval of the material terms of the 2006 Incentive Plan every five years in order to continue to qualify compensation paid thereunder as fully deductible performance based compensation under Internal Revenue Code Section 162(m) ("Section 162(m)"). The 2006 Incentive Plan is attached as Exhibit A to this Proxy Statement and the description below is qualified in its entirety by reference to Exhibit A. If our stockholders do not approve the material terms of the 2006 Incentive Plan, we will not make payouts under the 2006 Incentive Plan to our named executive officers.

Background

        Section 162(m) disallows a deduction to the Company for any compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. In general, "covered employees" include the chief executive officer and the three most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to enhance the ability of the Company to attract and retain executive by continuing to provide annual and, if deemed appropriate, long-term incentive compensation bonus awards to certain officers that would qualify as "performance-based compensation" under Section 162(m) of the Code, while at the same time obtaining the highest level of deductibility of compensation paid to covered employees.

Description of the Incentive Plan

        The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the officers (including officers who are directors) to participate in the 2006 Incentive Plan (after consideration of management's recommendations), to establish the length of the annual and long-term performance periods, to establish the performance goals and to determine the amounts of incentive compensation bonus payable to any participant, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.

        Bonuses are payable to each participant as a result of satisfying performance goals in respect of an annual performance period of one fiscal year or less or as a result of satisfying performance goals in respect of a performance period of longer than one fiscal year. Prior to each performance period or such other period selected by the Compensation Committee, the Committee, after consideration of management's recommendations, establishes in writing a target bonus opportunity or range of bonus opportunities for each participant based upon the attainment of one or more performance goals established by the Compensation Committee. Performance goals, which may vary among and between participants and incentive compensation bonus opportunities, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: gross or net revenues, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, net income, earnings per share, book value per share, stockholders' equity, return on equity, compound growth in net income, operating efficiency or strategic business objectives, including without limitation, one or more objectives based on meeting specified cost targets, business expansion goals, service goals, vendor contract goals, personnel or hiring goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares. To the extent that a performance goal is based on the Company's outstanding Common Stock (such as increases in earnings per share or other similar measures), the performance goal may be subject to antidilution and other adjustments in certain events specified in the 2006 Incentive Plan. The Compensation Committee may provide a threshold level of performance below which no incentive compensation bonus will be paid as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance.

        As soon as practicable after the end of each performance period or such other period as designated by the Compensation Committee but before any incentive compensation bonuses are paid to the participants under the 2006 Incentive Plan, the Compensation Committee certifies in writing (i) whether the performance goals were attained, and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The Compensation Committee may determine to grant a participant an incentive compensation bonus equal to, but not in excess of, the amount specified in such written certification. The Compensation Committee also may reduce or eliminate the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the Compensation Committee shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Compensation Committee. Under no circumstances, however, may the Compensation Committee (a) increase the amount of the incentive compensation bonus otherwise payable to a participant beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established by the Compensation Committee or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus not to qualify as "performance-based compensation" under Section 162(m) of the Code. However, the 2006 Incentive Plan does not limit the authority of the Company to establish any other annual or other incentive compensation plan or to pay cash or common stock bonuses or other additional incentive compensation to employees of the Company, including to participants in the 2006 Incentive Plan, which do not qualify under Section 162(m).

        The maximum amount of the incentive compensation bonuses payable to any participant under the 2006 Incentive Plan in, or in respect of, any single fiscal year shall not exceed $3 million. All incentive compensation bonuses paid pursuant to the 2006 Incentive Plan will be paid in cash or shares of Common Stock of the Company (valued at the fair market value thereof) or a combination thereof, as determined by the Compensation Committee. The Board of Directors, without the consent of any participant, may amend or terminate the 2006 Incentive Plan at any time. However, no amendment that would require the consent of the stockholders pursuant to Section 162(m) of the Code shall be effective without such consent.

Interest of Certain Persons in Matters to be Acted Upon

        Awards under the 2006 Incentive Plan are made at the discretion of the Compensation Committee and the actual payout amount of awards depends on performance. Accordingly, the future awards and payouts that will be made under the 2006 Incentive Plan are not yet determinable

        A copy of the 2006 Incentive Plan is set forth in Exhibit A to this Proxy Statement. The foregoing description is a summary of some, but not all, of the essential provisions of the 2006 Incentive Plan, and is qualified by reference to the full text of the 2006 Incentive Plan.

Stockholder Approval of the Material Terms of the 2006 Incentive Plan

        An affirmative vote of a majority of the shares of Common Stock and Special Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the material terms 2006 Incentive Plan. Shares which are voted against the approval of the 2006 Incentive Plan, shares the holders of which abstain from voting for the approval of the 2006 Incentive Plan, and broker non-votes will not be counted in the total number of shares voted for the approval of the 2006 Incentive Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE 2006 MANAGEMENT INCENTIVE PLAN FOR PURPOSES OF QUALIFYING UNDER INTERNAL REVENUE CODE SECTION 162(m) AS DESCRIBED ABOVE.

PROPOSAL NO. 4: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC's rules in the

"Executive Compensation" section of this proxy statement beginning on page 18 above. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders' concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

        Following is a summary of some of the key points of our 2010 executive compensation program. See the "Executive Compensation" section beginning on page 18 for more information.

        Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., stays informed of developing executive compensation best practices and strives to implement them. In this regard, recent improvements include:

  •
  Establishing share retention guidelines for executive officers and our non-employee directors in 2011,

  •
  Eliminating the golden parachute excise tax gross-up for our president and chief executive officer Mr. Dunkerley effective as of May 25, 2011,

  •
  Eliminating the housing allowance and related tax gross-up for our executive vice president and chief information officer, Mr. Osborne, in 2010,

  •
  Moving from single-trigger equity compensation vesting on a change in control to double-trigger vesting going forward (triggered upon certain terminations of employment following a change in control) for equity grants made to Mr. Dunkerley in 2010, and for the rest of our named executive officers in 2011,

  •
  Making 100% of Mr. Dunkerley's 2010 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m),

  •
  Making a substantial portion of other executive officers' 2011 equity awards subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m),

  •
  Engaging Frederic W. Cook & Co. to perform a risk analysis with respect to the Company's compensation programs and policies, including for non-executive officers, and

  •
  Implementing a clawback policy to recover certain compensation in the event of a financial restatement.

        We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL NO. 5: NON-BINDING VOTE ON THE FREQUENCY OF
THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 4 beginning on page 59 of this Proxy Statement. By voting on this Proposal 5, stockholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.

        Our Board of Directors believes that say-on-pay votes should be conducted every year so that our stockholders may provide us with their direct feedback on our named executive officer compensation decisions, as disclosed in our proxy statement each year. If say-on-pay votes are held less frequently than annually, then it would be more difficult for us to understand which compensation decisions are supported by our stockholders and which are not.

        We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or abstain from voting.

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY STOCKHOLDERS.

OTHER MATTERS

        We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2010.

STOCKHOLDER PROPOSALS

        Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year's annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 20, 2011. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

        In order to be properly brought before the 2012 annual meeting of stockholders, a stockholder's notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2011 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC Rule 14a-8) must be received no later than the close of business on March 2, 2012, and no earlier than the close of business on February 1, 2012, unless our annual meeting date occurs more than 30 days before or more than 70 days after May 31, 2012. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        To be in proper form, a stockholder's notice must include the specified information concerning the proposal or nominee as described in our Amended By-Laws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended By-Laws and SEC requirements. We will not consider any proposal or nomination that does not meet the Amended By-Laws and SEC requirements for submitting a proposal or nomination.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

        Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2010 Annual Report to Stockholders which includes financial statements for the year ended December 31, 2010, as well as other information about our activities, are available at http://bnymellon.mobular.net/bnymellon/ha. The 2010 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

        A COPY OF THIS PROXY STATEMENT AND THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2010, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: HOYT H. ZIA, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

 EXHIBIT A

Hawaiian Holdings, Inc. 2006 Management Incentive Plan

        1.    PURPOSE OF THE PLAN.    The purpose of the Hawaiian Holdings, Inc. 2006 Management Incentive Plan (the "Plan") is to allow Hawaiian Holdings, Inc. (the "Company") to provide annual and long-term performance-based incentive compensation that satisfies the requirements for performance-based compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to its officers, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

        2.    ADMINISTRATION OF THE PLAN.    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the officers to participate in the Plan, to establish the length of the Annual Performance Periods and the Long-Term Performance Periods (as defined in Section 4), to establish performance goals for performance during each Performance Period (as defined in Section 4), to determine the amount of the incentive compensation bonus payable to any Participant (as defined in Section 3) in respect of each Performance Period, and to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan. Any determination by the Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Committee's interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any or all Participants.

        3.    ELIGIBILITY.    Bonuses under the Plan may be paid to those officers (including officers who are directors) of the Company who shall be selected by the Committee after consideration of management's recommendations (the "Participants"). Participants may receive multiple incentive compensation bonuses during the same year under the Plan.

        4.    PERFORMANCE PERIODS.    Bonuses may be payable to each Participant as a result of the satisfaction of performance goals in respect of a period of one fiscal year or less (an "Annual Performance Period") or as a result of the satisfaction of performance goals in respect of a performance period of longer that one fiscal year (a "Long-Term Performance Period") (collectively referred to herein as "Performance Periods"). Performance Periods shall be established for such length as shall be determined by the Committee at the commencement of each Performance Period, and the Annual Performance Periods and Long-Term Performance Periods established at the same time may overlap the same time period or may overlap the time periods established at different times for other Annual Performance Periods and Long-Term Performance Periods.

        5.    INCENTIVE COMPENSATION BONUSES.

          (a)    Target Incentive Compensation Bonuses.    Prior to the beginning of each Performance Period, or at such other time as is permitted by the applicable provisions of the Code, the Committee, after consideration of management's recommendations, shall establish in writing the target bonus opportunity or range of incentive compensation bonus opportunities for each Participant in respect of each Performance Period based upon the attainment of one or more performance goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid and a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

          (b)    Performance Goals.    Performance goals, which may vary among and between Participants and incentive compensation bonus opportunities, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: gross or net revenues, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, net income, earnings per share, book value per share, stockholders' equity, return on equity, compound growth in net income, operating efficiency or strategic business objectives, including without limitation, one or more objectives based on meeting specified cost targets, business expansion goals, service goals, vendor contract goals, personnel or hiring goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate.

          Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding.

          (c)    Incentive Compensation Bonus Determination.    As soon as practicable after the end of each Performance Period but before any incentive compensation bonuses are paid, the Committee shall certify in writing (i) whether the performance goal or goals were attained and (ii) the amount of the incentive compensation bonus payable to each Participant based upon the attainment of the performance goals established by the Committee. The Committee may determine to grant a Participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the foregoing certification. The Committee may also reduce or eliminate the amount of any incentive compensation bonus of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee. Under no circumstance may the Committee (a) increase the amount of an incentive compensation bonus otherwise payable to a Participant upon attainment of such performance goal beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established by Committee or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus to fail to qualify as performance-based compensation under Section 162(m) of the Code.

          (d)    Payment.    Following the Committee's determination pursuant to Section 5(c) hereof, incentive compensation bonus shall be paid as promptly as is administratively practicable. The amount of any incentive compensation bonus payable to a Participant shall be paid by the Company to such Participant in cash or shares of the Company's common stock (valued at the fair market value thereof) or a combination thereof, as determined by the Committee.

          (e)    Death, Disability, Etc.    In the event a Participant shall die or become disabled prior to the end of a Performance Period, the Participant (or in the event of the Participant's death, the Participant's beneficiary) shall be entitled to receive such pro-rata portion of the incentive compensation bonus established for the Participant as shall be determined by the Committee, subject to Section 7(a). In the event a Participant's employment with the Company is otherwise terminated during the Performance Period, the Committee, in its discretion, shall determine the amount, if any, of the incentive compensation bonus that shall be payable to the Participant.

          (f)    Annual Maximum.    The maximum amount of the incentive compensation bonuses payable to any Participant pursuant to the Plan in, or in respect of, any single fiscal year shall not exceed $3 million.

        6.    DILUTION AND OTHER ADJUSTMENTS.    To the extent that a performance goal is based on, or calculated with respect to, the Company's common stock (such as increases in earnings per share, book value per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such performance goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement of any increase or decrease in the rights of Participants.

        7.    MISCELLANEOUS PROVISIONS.

          (a)    Right to Incentive Compensation Bonus.    No officer or other person shall have any claim or right to receive any incentive compensation bonus payable under the Plan prior to the actual payment thereof, regardless of whether the Committee shall have theretofore certified any amount payable to any Participant.

          (b)    No Assurance of Employment.    Neither the establishment of the Plan nor any action taken thereunder shall be construed as giving any officer or other person any right to be retained in the employ of the Company.

          (c)    Withholding Taxes.    The Company shall have the right to deduct from all incentive compensation bonuses payable hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments.

          (d)    No Transfers or Assignments.    No incentive compensation bonus under the Plan nor any rights or interests herein or therein shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any subsidiary), except, in the event of the Participant's death, to the beneficiary or beneficiaries designated as provided in Section 7(e).

          (e)    Beneficiary.    Any payments on account of an incentive compensation bonus payable under the Plan to a deceased Participant shall be paid to such beneficiary or beneficiaries as has been designated by the Participant in a writing furnished to the Company or in the absence of such designation, according to the Participant's will or the laws of descent and distribution.

          (f)    Non-exclusivity of Plan.    Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board of Directors of the Company, the Company or any subsidiary to establish any other annual, long-term or other incentive plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

        8.    AMENDMENT OR TERMINATION OF THE PLAN.    The Board of Directors of the Company, without the consent of any Participant, may at any time terminate or from time to time amend or terminate the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

        9.    LAW GOVERNING.    The validity and construction of the Plan shall be governed by the laws of the State of Hawaii but without regard to the choice of law principles thereof.

Fulfillment 94232 94223 FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ha Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. HAWAIIAN HOLDINGS, INC. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND FOR “1 YEAR” FOR PROPOSAL 5 AND IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. OWNERSHIP QUESTIONNAIRE Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or controlled by persons who are U.S. Citizens or non U.S. Citizens (See reverse side of this card for additional information.) Please mark your votes as indicated in this example X FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS. The election of seven directors to serve for a one year term, each until his or her successor is duly elected and qualified. 01 Gregory S. Anderson 02 L. Todd Budge 03 Mark B. Dunkerley 04 Lawrence S. Hershfield 05 Randall L. Jenson 06 Bert T. Kobayashi, Jr. 07 Crystal K. Rose (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 4. Advisory (non -binding) vote on the approval of executive compensation. 3. To approve the material terms of the Company’s 2006 Management Incentive Plan for pur poses of qualifying under Internal Revenue Code Section 162(m). 2. To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Please check if owner of record is a U.S. Citizen Please check if owner of record is NOT a U.S. Citizen A box must be checked in order for this card to be considered valid. 5. Advisory (non -binding) vote on the frequency of advisory votes on executive compensation. 2 YEARS 1 YEAR 3 YEARS ABSTAIN FOR AGAINST ABSTAIN

OWNERSHIP QUESTIONNAIRE (Please check one box on the reverse side regarding citizenship) In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship. The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102. To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc. The owner of the shares is a “citizen of the United States” as defined by the Transportation Act if the owner is any ONE of the following: • an individual who is a citizen of the United States; • a partnership each of whose partners is an individual who is a citizen of the United States; • a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two—thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/ha PROXY HAWAIIAN HOLDINGS, INC. 3375 KOAPAKA STREET, SUITE G-350 HONOLULU, HI 96819 (808) 835-3700 PROXY/VOTING INSTRUCTION CARD ANNUAL MEETING OF STOCKHOLDERS —TUESDAY, MAY 31, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lawrence S. Hershfield, Mark B. Dunkerley, Peter R. Ingram and Hoyt H. Zia as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. held of record by the undersigned at the close of business on April 4, 2011 at the Annual Meeting of Stockholders to be held on Tuesday, May 31, 2011 at 10:00 a.m. Hawaii time at the Hilton Hawaiian Village Resort and Spa at 2005 Kalia Road, Honolulu, Hawaii, or at any adjournment thereof. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE Fulfillment 94232 94223 Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HAWAIIAN HOLDINGS, INC. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819 (808) 835-3700
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held Tuesday, May 31, 2011
GENERAL INFORMATION
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Supplemental Director Compensation Table—Outstanding Stock Awards
Supplemental Director Compensation Table—Outstanding Options
PROPOSAL NO. 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Corporate Financial Performance Goals
Corporate Non-Financial Performance Goals
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change in Control
Compensation Committee Interlocks and Insider Participation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFICATION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011
PROPOSAL NO. 3: APPROVAL OF THE MATERIAL TERMS OF THE 2006 MANAGEMENT INCENTIVE PLAN FOR PURPOSES OF QUALIFYING UNDER INTERNAL REVENUE CODE SECTION 162(m)
PROPOSAL NO. 4: NON-BINDING VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 5: NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT
EXHIBIT A Hawaiian Holdings, Inc. 2006 Management Incentive Plan